                                                                      Exhibit 10
================================================================================

                              AMENDED AND RESTATED

                         RECEIVABLES TRANSFER AGREEMENT

                            Dated as of May 24, 2000

                                      Among

                                   GGRC CORP.

                                    as Seller

                                       and

                            GEORGIA GULF CORPORATION

                                       and

                     GEORGIA GULF CHEMICALS AND VINYLS, LLC

                              as Initial Servicers

                                       and

                      BLUE RIDGE ASSET FUNDING CORPORATION

                                  as Purchaser

                                       and

                               WACHOVIA BANK, N.A.

                             as Administrative Agent

================================================================================


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                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I  PURCHASES AND REINVESTMENTS............................................................................2

      Section 1.1 COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S OBLIGATIONS......................................2
      Section 1.2 PURCHASE PROCEDURES; ASSIGNMENT OF PURCHASER'S INTERESTS........................................2
      Section 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS..........................3
      Section 1.4 FREQUENCY OF COMPUTATION OF ASSET INTEREST......................................................5

ARTICLE II  COMPUTATIONAL RULES...................................................................................5

      Section 2.1 SELECTION OF ASSET TRANCHES.....................................................................5
      Section 2.2 COMPUTATION OF PURCHASER'S TOTAL INVESTMENT AND PURCHASER'S TRANCHE INVESTMENT..................6
      Section 2.3 COMPUTATION OF CONCENTRATION LIMITS AND UNPAID BALANCE..........................................6
      Section 2.4 COMPUTATION OF EARNED DISCOUNT..................................................................6
      Section 2.5 ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC....................................................7

ARTICLE III  SETTLEMENTS..........................................................................................7

      Section 3.1 SETTLEMENT PROCEDURES...........................................................................7
      Section 3.2 DEEMED COLLECTIONS; REDUCTION OF PURCHASER'S TOTAL INVESTMENT, ETC.............................10
      Section 3.3 PAYMENTS AND COMPUTATIONS, ETC.................................................................11
      Section 3.4 TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS................................................12

ARTICLE IV  FEES AND YIELD PROTECTION............................................................................12

      Section 4.1 FEES...........................................................................................12
      Section 4.2 YIELD PROTECTION...............................................................................12
      Section 4.3 FUNDING LOSSES.................................................................................14

ARTICLE V  CONDITIONS OF PURCHASES...............................................................................15

      Section 5.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE.......................................................15
      Section 5.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS........................................17

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.......................................................................18

      Section 6.1 REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES...............................................18
      Section 6.2 SPECIAL RESTATEMENT CLOSING DATE REPRESENTATIONS AND WARRANTIES................................22

ARTICLE VII  GENERAL COVENANTS OF SELLER PARTIES.................................................................22

      Section 7.1 AFFIRMATIVE COVENANTS OF SELLER PARTIES........................................................22
      Section 7.2 REPORTING REQUIREMENTS OF SELLER PARTIES.......................................................24



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

      Section 7.3 NEGATIVE COVENANTS OF SELLER PARTIES...........................................................26
      Section 7.4 SEPARATE CORPORATE EXISTENCE OF SELLER.........................................................29

ARTICLE VIII  ADMINISTRATION AND COLLECTION......................................................................31

      Section 8.1 DESIGNATION OF SERVICERS.......................................................................31
      Section 8.2 DUTIES OF SERVICERS............................................................................32
      Section 8.3 RIGHTS OF THE ADMINISTRATIVE AGENT.............................................................33
      Section 8.4 RESPONSIBILITIES OF SELLER PARTIES.............................................................34
      Section 8.5 FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS..........................................35
      Section 8.6 APPLICATION OF COLLECTIONS.....................................................................36

ARTICLE IX  SECURITY INTEREST....................................................................................36

      Section 9.1 GRANT OF SECURITY INTEREST.....................................................................36
      Section 9.2 FURTHER ASSURANCES.............................................................................36
      Section 9.3 REMEDIES.......................................................................................37

ARTICLE X  LIQUIDATION EVENTS....................................................................................37

      Section 10.1 LIQUIDATION EVENTS............................................................................37
      Section 10.2 REMEDIES......................................................................................39

ARTICLE XI  THE ADMINISTRATIVE AGENT.............................................................................40

      Section 11.1 AUTHORIZATION AND ACTION......................................................................40
      Section 11.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC..........................................................40
      Section 11.3 WACHOVIA AND AFFILIATES.......................................................................41

ARTICLE XII  ASSIGNMENT OF PURCHASER'S INTEREST..................................................................41

      Section 12.1 RESTRICTIONS ON ASSIGNMENTS...................................................................41
      Section 12.2 RIGHTS OF ASSIGNEE............................................................................42
      Section 12.3 TERMS AND EVIDENCE OF ASSIGNMENT..............................................................42
      Section 12.4 RIGHTS OF LIQUIDITY BANKS.....................................................................42

ARTICLE XIII  INDEMNIFICATION....................................................................................42

      Section 13.1 INDEMNITIES BY SELLER.........................................................................42
      Section 13.2 INDEMNITIES BY SERVICERS......................................................................44

ARTICLE XIV  MISCELLANEOUS.......................................................................................45

      Section 14.1 AMENDMENTS, ETC...............................................................................45
      Section 14.2 NOTICES, ETC..................................................................................46
      Section 14.3 NO WAIVER; REMEDIES...........................................................................46
      Section 14.4 BINDING EFFECT; SURVIVAL......................................................................46
      Section 14.5 COSTS, EXPENSES AND TAXES.....................................................................47
      Section 14.6 NO PROCEEDINGS................................................................................47
      Section 14.7 CONFIDENTIALITY OF SELLER INFORMATION.........................................................48



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

      Section 14.8 CONFIDENTIALITY OF PROGRAM INFORMATION........................................................50
      Section 14.9 CAPTIONS AND CROSS REFERENCES.................................................................51
      Section 14.10 INTEGRATION..................................................................................51
      Section 14.11 GOVERNING LAW................................................................................52
      Section 14.12 WAIVER OF JURY TRIAL.........................................................................52
      Section 14.13 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES................................................52
      Section 14.14 EXECUTION IN COUNTERPARTS....................................................................53
      Section 14.16 SEVERABILITY OF PROVISIONS...................................................................53
      Section 14.17 ORIGINAL TRANSFER AGREEMENT SUPERSEDED.......................................................53


APPENDICES

APPENDIX A        Definitions

SCHEDULES

SCHEDULE 6.1(i)   Description of Material Adverse Changes

SCHEDULE 6.1(n)   List of Offices of Servicer and Seller where Records Are Kept
SCHEDULE 6.1(o)   List of Lock-Box Banks
SCHEDULE 14.2     Notice Addresses

EXHIBITS

EXHIBIT 1.2(a)    Form of Purchase Request
EXHIBIT 3.1(a)    Form of Information Package
EXHIBIT A-1       Form of Lock-Box Agreement

EXHIBIT B         Form of Certificate of Financial Officer
EXHIBIT C         Credit and Collection Policy

               AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

                            Dated as of May 24, 2000

         THIS IS AN AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (this "AGREEMENT"), among:

         (1) GGRC CORP., a Delaware corporation (together with its successors and permitted assigns, "SELLER"),

         (2) GEORGIA GULF CORPORATION, a Delaware corporation (together with its successors, "GEORGIA GULF"), and GEORGIA GULF CHEMICALS AND VINYLS, LLC, a Delaware limited liability company (together with its successors, "GGCV" as initial servicers (the "INITIAL SERVICERS") hereunder (in such capacity, together with any successor servicer appointed pursuant to SECTION 8.1, each individually a, "SERVICER" and together, the "SERVICERS"; Georgia Gulf and GGCV, in its capacity as Servicer, together with Seller, each a "SELLER PARTY" and collectively the "SELLER PARTIES"),

         (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "PURCHASER"),

         (4) WACHOVIA BANK, N.A., a national banking association ("WACHOVIA"), as administrative agent for the Purchaser (in such capacity, together with any successors thereto in such capacity, the "ADMINISTRATIVE AGENT").

         Unless otherwise indicated, capitalized terms used in this Agreement are defined in APPENDIX A.

                                   BACKGROUND

         1.       The Seller is a wholly-owned direct subsidiary of Georgia
Gulf.

         2. Georgia Gulf is engaged in the business of manufacturing and marketing chlorovinyl and aromatic chemicals.

         3. GGCV is engaged in the business of manufacturing and marketing chlorovinyl and aromatic chemicals.

         4. Georgia Gulf, GGCV and Georgia Gulf Lake Charles as Originators and the Seller have entered into the Receivables Purchase Agreement pursuant to which the Originators have transferred, and hereafter will transfer, to the Seller all of their respective right, title and interest in and to the Pool Receivables and certain related property.

         5. The Seller Parties, Purchaser and Administrative Agent have entered into a Receivables Transfer Agreement ("ORIGINAL TRANSFER AGREEMENT"), as amended to date, pursuant to which the Seller and Purchaser have agreed, subject to the terms and conditions contained therein, that the Purchaser will purchase from the Seller from time to time an undivided percentage interest, referred to herein as the Asset Interest, in Pool Receivables and related property.

         6. The Seller Parties, Purchaser and Administrative Agent desire to amend and restate the Original Transfer Agreement to make certain modifications thereto as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

         SECTION 1.1       COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S
OBLIGATIONS.

         Upon the terms and subject to the conditions of this Agreement (including, without limitation, ARTICLE V), from time to time prior to the Termination Date, the Seller may request that Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a "PURCHASE"); PROVIDED that no Purchase shall be made by the Purchaser if, after giving effect thereto, either (a) the sum of Purchaser's Total Investment and aggregate CP Discount would exceed $75,000,000 (as adjusted pursuant to SECTION 3.2(b)) (the "PURCHASE LIMIT"), or
(b) the Asset Interest would exceed 100% (the "ALLOCATION LIMIT"); and PROVIDED, FURTHER that each Purchase made pursuant to this SECTION 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000.

         SECTION 1.2       PURCHASE PROCEDURES; ASSIGNMENT OF PURCHASER'S
INTERESTS.

         (a) PURCHASE REQUEST. Each Purchase from the Seller by the Purchaser shall be made on notice from the Seller to the Administrative Agent (who is acting on behalf of the Purchaser) received by the Administrative Agent not later than 12:00 noon (New York City time) on the second Business Day preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of EXHIBIT 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. The Administrative Agent shall promptly upon receipt notify the Purchaser of any such notice. The Seller may not request more than one Purchase in any calendar week.

         (b) FUNDING OF PURCHASE. On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in
ARTICLE V, make available to the Seller the amount of its Purchase in same day funds by wire transfer to an account designated in writing by the Seller.

         (c) ASSIGNMENT OF ASSET INTERESTS. The Seller hereby sells, assigns and transfers to the Purchaser, effective on and as of the date of each Purchase and each Reinvestment by the Purchaser hereunder, the Asset Interest.

         SECTION 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS.

         (a) On the close of business on each day during the period from the date of the first Purchase to the Termination Date, the Servicers will, out of all Collections received on such day from Pool Receivables and Related
Assets:

                  (i) determine the portion of the Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the lesser of (1) the Asset Interest and (2) 100%;

                  (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i) of this SECTION 1.3(a), set aside and hold in trust for the Purchaser an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of each Asset Tranche (based on rate information provided by the Administrative Agent pursuant to SECTION 2.5), all other amounts due to the Purchaser or the Administrative Agent hereunder and the Purchaser's Share of the Servicer's Fee (in each case, accrued through such day) and not so previously set aside;

                  (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) of this SECTION 1.3(a) and not required to be set aside pursuant to clause (ii) of this SECTION 1.3(a) to the Purchase from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "REINVESTMENT"); PROVIDED that:

                           (A)      if, after giving effect to such
                  Reinvestment, (1) the Asset Interest would exceed the Allocation Limit or (2) the sum of (a) the Purchaser's Total Investment and (b) the aggregate CP Discount would exceed the Purchase Limit, then the Servicers shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchaser, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the amount necessary to reduce (x) the sum of (a) Purchaser's Total Investment and (b) aggregate CP Discount to the Purchase Limit and (y) the Asset Interest to the Allocation Limit; and

                           (B) if any of the conditions precedent to Reinvestment in clause (a), (b) and (d) of SECTION 5.2, subject to the proviso set forth therein, are not satisfied, then the Servicers shall not reinvest any of such remaining Collections, but shall set them aside and hold them in trust for the benefit of the Purchaser;

                  (iv) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i) of this SECTION 1.3(a), pay to the Servicers (in such proportion as may from time to time be determined among the Servicers) or set aside (at the option of the Servicers) the Seller's Share of the Servicer's Fee accrued through such day and not previously paid; and

                  (v) pay to the Seller (A) the remaining portion of Collections not allocated to either (x) the Asset Interest pursuant to clause (i) of this SECTION 1.3(a) or (y) to the Servicers pursuant to clause (iv) of this SECTION 1.3(a), and (B) the Collections applied to Reinvestment pursuant to clause (iii) of this SECTION 1.3(a).

         (b) UNREINVESTED COLLECTIONS. The Servicers shall set aside and hold in trust for the benefit of the Purchaser all Collections which, pursuant to clause (iii) of SECTION 1.3(a), may not be reinvested in the Pool Receivables and Related Assets. If, prior to the date when such Collections are required to be paid to the Administrative Agent for the benefit of the Purchaser pursuant to
SECTION 1.3(c)(iv), the amount of Collections so set aside exceeds the amount, if any, necessary to reduce (x) the sum of (i) the Purchaser's Total Investment and (ii) aggregate CP Discount to the Purchase Limit and (y) the Asset Interest to the Allocation Limit, and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of SECTION 5.2, subject to the proviso set forth therein, are satisfied, then the Servicers shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

         (c)      PAYMENT OF AMOUNTS SET ASIDE.

                  (i) The Servicers shall pay all amounts set aside pursuant to SECTION 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Administrative Agent, on the Purchaser's behalf, on the last day of the then current Yield Period for such Asset Tranche as provided in SECTION 3.1.

                  (ii) The Servicers shall pay all amounts of Collections set aside pursuant to SECTION 1.3(a)(ii) in respect of Earned Discount on any Asset Tranche funded by Commercial Paper Notes to the Administrative Agent, on the Purchaser's behalf, on the last day of the then current CP Tranche Period for such Asset Tranche, as provided in
         SECTION 3.1.

                  (iii) The Servicers shall pay all amounts of Collections set aside pursuant to SECTION 1.3(a)(ii) and not applied pursuant to clauses (i) or (ii) above to the Administrative Agent, on the Purchaser's behalf, on each Settlement Date for each Settlement Period, as provided in SECTION 3.1.

                  (iv) The Servicers shall pay all amounts set aside pursuant to SECTION 1.3(b) to the Administrative Agent for the account of the Purchaser (A) on the last day of each Yield Period for any Asset Tranche funded by a Liquidity Funding, as provided in Section 3.1, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and (B) on the last day of each CP Tranche Period for any Asset Tranche funded by Commercial Paper Notes, as provided in SECTION 3.1, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche.

         (d) FUNDS UNDER PURCHASE AGREEMENT. Upon the written request of the Administrative Agent, on the Purchaser's behalf, given at any time when (A) based on the most recent Information Package, either (x) the Asset Interest would exceed the Allocation Limit or (y) the sum of (i) the Purchaser's Total Investment and (ii) the aggregate CP Discount would exceed the Purchase Limit, or (B) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Seller shall set aside and hold in trust for the Purchaser all funds that under the Purchase Agreement would be applied to repay principal of the Initial Purchaser Note. The Seller may apply such funds only for the purposes of (A) at any time, purchasing Receivables from the Originators in accordance with the Purchase Agreement; (B) on the Settlement Date for any Settlement Period, making payments in accordance with the last sentence of
SECTION 3.1(c)(ii), and (C) on the Settlement Date for any Settlement Period, if, on the basis of the most recent Information Package, and after giving effect to any payment made to the Servicers on such date pursuant to the last sentence of SECTION 3.1(c)(ii), both (x) the sum of (i) Purchaser's Total Investment and
(ii) aggregate CP Discount does not exceed the Purchase Limit and (y) the Asset Interest does not exceed the Allocation Limit, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Initial Purchaser Note in accordance with this Agreement and the Purchase Agreement.

         SECTION 1.4       FREQUENCY OF COMPUTATION OF ASSET INTEREST.

         The Asset Interest shall be computed as provided in SECTION 3.1, as of the Cut-Off Date for each Settlement Period, after giving effect to the payments made pursuant to SECTION 3.1. In addition, at any time, the Administrative Agent, on behalf of the Purchaser, may require the Servicers to provide an Information Package, based on the information then available to the Servicers, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and the Servicers agree to do so within five (5) (or three (3), if a Liquidation Event has occurred and is continuing) Business Days of its receipt of the Administrative Agent's request.

                                   ARTICLE II

                               COMPUTATIONAL RULES

         SECTION 2.1       SELECTION OF ASSET TRANCHES.

         The Administrative Agent shall, from time to time for purposes of computing Earned Discount, divide the Asset Interest into Asset Tranches, and the applicable Earned Discount Rate may be different for each Asset Tranche. The maturity of each Asset Tranche may also be different. The Purchaser's Total Investment and aggregate CP Discount shall be allocated to each Asset Tranche by the Administrative Agent, on the Purchaser's behalf, to reflect the funding sources for the Asset Interest, so that:

         (a) there will be one or more Asset Tranches equal to the excess of the sum of Purchaser's Total Investment and aggregate CP Discount over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranche (or Asset Tranches, if more than one) shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

         (b) there may be one or more Asset Tranches, selected by the Administrative Agent, on the Purchaser's behalf, reflecting the portion of the Asset Interest funded by outstanding Liquidity Fundings.

         SECTION 2.2 COMPUTATION OF PURCHASER'S TOTAL INVESTMENT AND PURCHASER'S TRANCHE INVESTMENT.

         In making any determination of Purchaser's Total Investment and any Purchaser's Tranche Investment, the following rules shall apply:

         (a) Purchaser's Total Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrative Agent, on the Purchaser's behalf;

         (b) Purchaser's Total Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

         (c) if there is any reduction in Purchaser's Total Investment, there shall be a corresponding reduction in a Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Administrative Agent, on the Purchaser's behalf, in its reasonable discretion.

         SECTION 2.3       COMPUTATION OF CONCENTRATION LIMITS AND UNPAID
BALANCE.

         The Obligor Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

         SECTION 2.4       COMPUTATION OF EARNED DISCOUNT.

         In making any determination of Earned Discount, the following rules shall apply:

         (a) the Administrative Agent, on the Purchaser's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche, and each CP Tranche Period therefor (or, in the case of the Asset Tranche funded by Liquidity Fundings, each Yield Period), in accordance with the definition of Earned Discount;

         (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

         (c) Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

It is the intent of the Purchaser to fund the Asset Interest by the issuance of Commercial Paper Notes. If for any reason the Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable for any reason to repay such Commercial Paper Notes upon the maturity thereof, the Purchaser will draw on Liquidity Fundings to the extent available. If the Purchaser funds itself through Liquidity Fundings, the Earned Discount payable by the Seller will be based on the Bank Rate.

         SECTION 2.5       ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC.

         For purposes of determining the amounts required to be set aside by the Servicers pursuant to SECTION 1.3, the Administrative Agent, on the Purchaser's behalf, shall notify the Servicers (and, if Georgia Gulf and GGCV are not the Servicers, the Seller) from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (a) the Earned Discount Rate for any Asset Tranche may change from one applicable Yield Period or CP Tranche Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (b) certain rate information provided by the Administrative Agent to the Servicers shall be based upon the Administrative Agent's good faith estimate, (c) the amount of Earned Discount actually accrued with respect to an Asset Tranche during any CP Tranche Period (or, in the case of the Asset Tranche funded by Liquidity Fundings any Yield Period) may exceed, or be less than, the amount set aside with respect thereto by the Servicers, and (d) the amount of fees or other amounts payable which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by the Servicers. Failure to set aside any amount so accrued shall not relieve the Servicers of their respective obligation to remit Collections to the Administrative Agent, for the benefit of the Purchaser, with respect to such accrued amount, as and to the extent provided in SECTION 3.1.

                                   ARTICLE III

                                   SETTLEMENTS

         SECTION 3.1       SETTLEMENT PROCEDURES.

         The parties hereto will take the following actions with respect to each Settlement Period:

         (a) INFORMATION PACKAGE. On the 18th day of the Calendar Month (if such day is not a Business Day, then on the next Business Day) following each Cut-Off Date (each a "REPORTING DATE"), the Servicers shall deliver to the Administrative Agent, on the Purchaser's behalf, a report in the form of EXHIBIT 3.1(a) (each, an "INFORMATION PACKAGE"). The Information Package shall be accompanied by an electronic file in a form satisfactory to the Administrative Agent.

         (b) EARNED DISCOUNT; OTHER AMOUNTS DUE. On or before 12:00 noon, Atlanta, Georgia time on the Business Day before the last day of each CP Tranche Period or Yield Period, as the case may be, the Administrative Agent shall notify the Servicers of the amount of Earned Discount accrued with respect to any Asset Tranche corresponding to such CP Tranche Period or Yield Period, as the case may be. The Servicers shall pay to the Administrative Agent for the benefit of the Purchaser the amount of such Earned Discount on the last day of such CP Tranche Period or Yield Period. On or before 12:00 noon, Atlanta, Georgia time, on the Business Day before each Reporting Date, the Administrative Agent, on the Purchaser's behalf, shall notify the Servicers of all fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month, (other than amounts described in clause (c) below). The Servicers shall pay to the Administrative Agent, for the benefit of the Purchaser, the amount of fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Settlement Period) on the Settlement Date for such month. Such payments shall be made (i) out of amounts set aside pursuant to SECTION 1.3 for such payment, (ii) in the case of amounts other than Earned Discount, to the extent that amounts were not set aside pursuant to SECTION 1.3 for such payment, out of funds paid by the Servicers to the Seller (which amounts the Seller hereby agrees to pay to the Servicers), and
(iii) in the case of Earned Discount, to the extent that funds were not set aside pursuant to SECTION 1.3 for such payment (because the actual Earned Discount for such month was greater than the estimated Earned Discount used in calculating the Asset Interest during such month), out of funds paid by the Servicers to the Seller (which amounts the Seller hereby agrees to pay to the Servicers), up to the aggregate amount of Collections applied to Reinvestment under SECTION 1.3(a) or (b) during such month.

         (c)      ASSET INTEREST COMPUTATIONS.

                  (i) On the Reporting Date for each Settlement Period, the Servicers shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, and (D) the excess (if any) of the sum of (1) the Purchaser's Total Investment and (2) the aggregate CP Discount over the Purchase Limit. Such calculation shall be based upon the assumptions that (1) the information in the Information Package is correct, and (2) Collections set aside pursuant to SECTION 1.3(b) will be paid to the Administrative Agent, for the benefit of the Purchaser, on the Settlement Date for such Settlement Period.

                  (ii) If, according to the computations made pursuant to clause (i) above, either (x) the Asset Interest exceeds the Allocation Limit or (y) the sum of (i) the Purchaser's Total Investment and (ii) the aggregate CP Discount exceeds the Purchase Limit, then on the Settlement Date for such Settlement Period, the Servicers shall pay to the Administrative Agent, for the benefit of the Purchaser, (to the extent of Collections during the related Settlement Period attributable to all Asset Tranches and not previously paid to the Administrative Agent) the amount necessary to reduce both
         (A) the sum of the Purchaser's Total Investment and aggregate CP Discount to the Purchase Limit and (B) the Asset Interest to the Allocation Limit, SUBJECT, HOWEVER, to the PROVISO to SECTION 1.3(c)(iv). Such payment shall be made out of amounts set aside pursuant to SECTION 1.3 for such purpose and, to the extent such amounts were not so set aside, the Seller hereby agrees to pay such amounts to the Servicers to the extent of Collections applied to Reinvestment under SECTION 1.3 during the relevant Settlement Period.

         (d) ORDER OF APPLICATION. Upon receipt by the Administrative Agent, on the Purchaser's behalf, of funds distributed pursuant to this SECTION 3.1, the Administrative Agent shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

                  (i) to accrued Earned Discount, plus any previously accrued Earned Discount not paid;

                  (ii) to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if Servicer is not the Seller or its Affiliate);

                  (iii) to the Program Fee accrued during such Settlement Period, plus any previously accrued Program Fee not paid on a prior Settlement Date;

                  (iv) to the reduction of Purchaser's Total Investment and aggregate CP Discount, to the extent such reduction is required under
         SECTION 3.1(c);

                  (v) to other accrued and unpaid amounts owing to the Purchaser or the Administrative Agent hereunder (except Earned Discount on any Asset Tranche funded by a Liquidity Funding which has accrued but is not yet overdue under SECTION 1.3(c));

                  (vi) to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if Servicer is the Seller or its Affiliate); and

                  (vii) to purchase newly originated Receivables during the Revolving Period.

         (e) NON-DISTRIBUTION OF SERVICER'S FEE. The Administrative Agent hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event), to the retention by the Servicers of the amounts (if any) set aside pursuant to SECTION 1.3 in respect of the Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee pursuant to clause (d) above.

         (f) DELAYED PAYMENT. If on any day described in this SECTION 3.1 (or in SECTION 1.3(c) in respect of accrued Earned Discount on Asset Tranches funded by Liquidity Fundings or by the issuance of Commercial Paper Notes), because Collections during the relevant CP Tranche Period or Yield Period were less than the aggregate amounts payable, the Servicers shall not make any payment otherwise required, the next available Collections in respect of the Asset

Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

         SECTION 3.2 DEEMED COLLECTIONS; REDUCTION OF PURCHASER'S TOTAL INVESTMENT, ETC.

         (a)      DEEMED COLLECTIONS.  If on any day

                  (i)      the Unpaid Balance of any Pool Receivable is

                           (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any other adjustment by any Seller Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                           (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                           (C) reduced on account of the obligation of any Seller Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                           (D) less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Receivable becoming a Defaulted Receivable), or

                  (ii) any of the representations or warranties of the Seller set forth in SECTION 6.1(j), (l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in SECTION 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by the Originator pursuant to the Purchase Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

                           (A) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                           (B) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by the Seller under this SECTION 3.2(a) are herein referred to as "DEEMED COLLECTIONS".

         (b) SELLER'S OPTIONAL REDUCTION OF PURCHASER'S TOTAL INVESTMENT. The Seller may at any time elect to reduce the Purchaser's Total Investment as follows:

                  (i) the Seller shall give the Administrative Agent, on the Purchaser's behalf, at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicers shall refrain from reinvesting Collections pursuant to SECTION 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) the Servicers shall hold such Collections in trust for the Purchaser, pending payment to the Administrative Agent, as provided in SECTION 1.3;

PROVIDED that:

                           (A) the amount of any such reduction shall be in an amount of $1,000,000 or an integral multiple thereof,

                           (B) the Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                           (C) unless the Purchaser's Total Investment will be reduced to zero, after giving effect to such reduction, the Purchaser's Total Investment will be at least $25,000,000.

         SECTION 3.3       PAYMENTS AND COMPUTATIONS, ETC.

         (a) PAYMENTS. All amounts to be paid or deposited by the Seller or the Servicers to the Administrative Agent or any other Person hereunder (other than amounts payable under SECTION 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser in care of Wachovia Bank, N.A., ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation, Reference: GGRC Corp., Attention: John Dillon (336) 732-2690 or to such other account at the bank named therein or at such other bank as the Administrative Agent on behalf of the Purchaser may designate by written notice to the Person making such payment.

         (b) LATE PAYMENTS. The Seller or the Servicers, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 2% PER ANNUM above the Alternate Base Rate, payable on demand, PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

         (c) METHOD OF COMPUTATION. All computations of interest, Earned Discount, any fees payable under SECTION 4.1 and any other fees payable by Seller to Purchaser or the Administrative Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

         SECTION 3.4       TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS.

         The Seller shall forthwith deliver to the Servicers all Deemed Collections, and the Servicers shall hold or distribute such Deemed Collections as Earned Discount, accrued Servicer's Fee, repayment of Purchaser's Total Investment and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Servicers. If Collections are then being paid to the Administrative Agent, on the Purchaser's behalf, or its designee, or lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, the Servicers shall forthwith cause such Deemed Collections to be paid to the Administrative Agent, on the Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Administrative Agent shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Servicers or the Administrative Agent, it shall hold such Collections in trust and shall clearly mark its records to reflect such trust; PROVIDED that unless the Administrative Agent shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

         SECTION 4.1       FEES.

         The Seller shall pay to the Administrative Agent and the Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated May 24, 2000 (as amended from time to time, the "FEE LETTER") among the Seller, the Purchaser and the Administrative Agent.

         SECTION 4.2       YIELD PROTECTION.

         If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

                           (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Total Investment or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located or, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

                           (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                           (C)      shall change the amount of capital
                  maintained or required or requested or directed to be maintained by any Affected Party; or

                           (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                           (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                                    (I)      to increase the cost to or to
                           impose a cost on (x) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (y) the Administrative Agent for continuing its or the Seller's relationship with the Purchaser, in each case, in an amount deemed to be material by such Affected Party,

                                    (II)     to reduce the amount of any sum
                           received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

                                    (III)    in the reasonable determination of
                           such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

         (d) Each Affected Party will promptly notify the Seller and the Administrative Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this SECTION 4.2; PROVIDED, HOWEVER, any failure to give or delay in giving such notification shall not adversely affect the rights of any Affected Party to such compensation.

         (e)      In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this SECTION 4.2 shall submit to the Seller the above-referenced certificate as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

         SECTION 4.3       FUNDING LOSSES.

         In the event that the Purchaser or any Liquidity Bank shall actually incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser or such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (a) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by a Liquidity Funding being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Purchasers' Total Investment that is accruing Earned Discount calculated by reference to the Alternate Base
Rate), or (b) any Purchase not being made in accordance with a request therefor under SECTION 1.2, or (c) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by Commercial Paper Notes being made on any day other than the scheduled last day of the applicable CP Tranche Period with respect thereto, then, upon written notice from the Administrative Agent to the Seller and the Servicers, the Seller shall pay to the Servicers, and the Servicers shall pay to the Administrative Agent for the Account of the Purchaser or such Liquidity Bank, the amount of such loss or expense. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller and the Servicers.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

         SECTION 5.1       CONDITIONS PRECEDENT TO INITIAL PURCHASE.

         The initial Purchase pursuant to this Agreement is subject to the condition precedent that the Administrative Agent, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrative Agent:

         (a) The Purchase Agreement and all other Transaction Documents, duly executed by the parties thereto;

         (b) A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrative Agent and the Purchaser may conclusively rely until such time as the Administrative Agent, on the Purchaser's behalf, shall receive from such Seller Party a revised certificate meeting the requirements of this SUBSECTION (b));

         (c) The Articles or Certificate of Incorporation of each Seller Party, duly certified by the Secretary of State of such Seller Party's state of incorporation, as of a recent date acceptable to Administrative Agent, on the Purchaser's behalf, in each case together with a copy of the by-laws of such Seller Party, duly certified by the Secretary or an Assistant Secretary of such Seller Party;

         (d) A true and complete copy of the resolutions of the Board of Directors of each Seller Party authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

         (e) Copies of good standing certificates for each Seller Party, issued by the Secretaries of State of the state of incorporation of such Seller Party and the state where such Seller Party's principal place of business is located;

         (f) Acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrative Agent, on the Purchaser's behalf,) of (i) proper financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming Georgia Gulf and GGCV as the debtors and the sellers of the Receivables and Related Assets, the Seller as the secured party and purchaser thereof and the Purchaser as assignee, and (ii) financing statements (Form UCC-1), in such form as the Administrative Agent, on the Purchaser's behalf, may reasonably request, naming the Seller as the debtor and seller of an undivided percentage interest in the Pool Receivables and Related Assets and the Purchaser as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by Georgia Gulf and GGCV to the Seller of, and the Purchaser's undivided percentage interest in, the Pool Receivables and Related Assets;

         (g) Search reports provided in writing to the Administrative Agent, on the Purchaser's behalf, (i) listing all effective financing statements that name any Seller Party as debtor and that are filed in the jurisdictions in which filings were made pursuant to SUBSECTION (f) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in SUBSECTION (f) above) shall cover any Receivables or Related Assets) and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

         (h)      The Subordinated Notes, duly executed by Seller;

         (i) A favorable opinion of Jones, Day, Reavis & Pogue, counsel to the Seller Parties, as to:

                  (i) the existence of a "true sale" of the Receivables from the Originators to the Seller under the Purchase Agreement;

                  (ii) the inapplicability of the doctrine of substantive consolidation to the Seller, Georgia Gulf and GGCV in connection with any bankruptcy proceeding involving any Seller Party;

                  (iii) the creation of a first priority perfected security interest in favor of the Purchaser in (A) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (B) the rights of the Seller in, to and under the Purchase Agreement and the other Transaction Documents and (C) all proceeds of any of the foregoing;

                  (iv) due authorization, execution, delivery, enforceability and other corporate matters of the Seller Parties as to the Transaction Documents; and

                  (v) such other matters as the Administrative Agent, acting on behalf of the Purchaser, may reasonably request.

         (j) A PRO FORMA Information Package, prepared as of the Cut-Off Date of April 30, 2000;

         (k) A report in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor;

         (l) The Liquidity Agreement, in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, duly executed by the Purchaser, the Liquidity Agent and each Liquidity Bank;

         (m) With respect to Georgia Gulf and GGCV, a consolidated balance sheet, income statement and statement of cashflows as at March 31, 2000 and with respect to the Seller, a balance sheet, income statement and statement of cashflows as at March 31, 2000, each of the foregoing together with a certification of the chief financial officer, treasurer or corporate controller in the form attached hereto as Exhibit B; and

         (n) Such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request.

         (o) Georgia Gulf and GGCV shall pay to the Administrative Agent the structuring fee set forth in the Fee Letter on or before the date this Agreement is executed.

         SECTION 5.2       CONDITIONS PRECEDENT TO ALL PURCHASES AND
REINVESTMENTS.

         Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

         (a) the representations and warranties contained in SECTION 6.1 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement or to the extent of changes that have otherwise been consented to by the Administrative Agent on behalf of the Purchaser),

         (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

         (c) after giving effect to each proposed Purchase or Reinvestment, (x) the sum of (i) Purchaser's Total Investment and (ii) the aggregate CP Discount will not exceed the Purchase Limit and (y) the Asset Interest will not exceed the Allocation Limit,

         (d)      the Termination Date shall not have occurred,

         (e) in the case of a Purchase, the Administrative Agent shall have timely received an appropriate notice of the proposed Purchase in accordance with SECTION 1.2(a),

         (f) the Servicers shall have delivered to the Administrative Agent, on the Purchaser's behalf, a completed Information Package as of the applicable Reporting Date, and

         (g) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request have been delivered.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1       REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES.

         Each Seller Party represents and warrants as to itself as follows:

         (a) ORGANIZATION AND GOOD STANDING; OWNERSHIP. Each Seller Party has been duly organized and is validly existing as a corporation in good standing under the laws of the State of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets. Georgia Gulf or GGCV owns directly all the issued and outstanding capital stock of the Seller.

         (b) DUE QUALIFICATION. Each Seller Party is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

         (c) POWER AND AUTHORITY; DUE AUTHORIZATION. Each Seller Party (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Servicers, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and (D) in the case of the Seller, sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of the Seller, the sales and assignments described in clause (i)(D) above.

         (d) VALID SALE; BINDING OBLIGATIONS. (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to the Purchaser, enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document signed by such Seller Party constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of such Seller Party, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Seller Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of such Seller Party's properties pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to such Seller Party of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Seller Party or any of its properties.

         (f) NO PROCEEDINGS. Except as set forth in the Annual Report of Georgia Gulf and its subsidiaries on Form 10-K for the year ended December 31, 1999, or in any document filed prior to the date of this Agreement pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, there are no proceedings or investigations pending, or, to such Seller Party's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under the Purchase Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that would have a Material Adverse Effect.

         (g) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (h) GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Seller Party of this Agreement and each other Transaction Document to which it is a party, EXCEPT, in the case of the Seller, for (i) the filing of the UCC financing statements referred to in ARTICLE V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in SECTION 8.5, all of which, at the time required in ARTICLE V or
SECTION 8.5, as applicable, shall have been duly made and shall be in full force and effect.

         (i) FINANCIAL CONDITION. (i) The consolidated balance sheets of Georgia Gulf and its consolidated subsidiaries as at December 31, 1999, and the related statements of income and shareholders' equity of Georgia Gulf and its consolidated subsidiaries for the fiscal year then ended, certified by Arthur Andersen, LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of Georgia Gulf and its consolidated subsidiaries as at such date and the consolidated results of the operations of Georgia Gulf and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, (ii) since December 31, 1999 there has been no material adverse change in any such financial condition, business or operations except as described in SCHEDULE 6.1(i), (iii) the balance sheets of the Seller as at December 31, 1999, certified by the chief financial officer, treasurer or corporate controller of the Seller by means of a Certificate of Financial Officer in the form attached hereto as Exhibit B, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the financial condition, assets and liabilities of the Seller as at such date, all in accordance with GAAP consistently applied, and (iv) since December 31, 1999, there has been no material adverse change in the Seller's financial condition, business or operations.

         (j) NATURE OF RECEIVABLES. Each Receivable constitutes an "account" as such term is defined in the UCC.

         (k) MARGIN REGULATIONS. The use of all funds obtained by such Seller Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (l) QUALITY OF TITLE. (i) Each Pool Receivable, together with the Related Assets, is owned by the Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrative Agent); (ii) when the Purchaser makes a Purchase or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, each Related Asset and Collections with respect thereto, free and clear of any Lien (other than any Lien arising as the result of any action taken by the Purchaser (or any assignee thereof or by the Administrative Agent); and
(iii) no financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the Related Assets or Collections with respect thereto is on file in any recording office except such as may be filed
(A) in favor of the Originators in accordance with the Contracts, (B) in favor of the Seller in connection with the Purchase Agreement or (C) in favor of the Purchaser or the Administrative Agent in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrative Agent.

         (m) ACCURATE REPORTS. No Information Package (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of such Seller Party to the Administrative Agent or the Purchaser pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrative Agent or the Purchaser at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (n) OFFICES. The principal places of business and chief executive offices of the Servicers and the Seller are located at the respective addresses set forth on SCHEDULE 14.2, and the offices where the Servicers and the Seller keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in SCHEDULE 6.1(n) (or at such other locations, notified to the Administrative Agent, on the Purchaser's behalf, in accordance with SECTION 7.1(f), in jurisdictions where all action required by SECTION 8.5 has been taken and completed).

         (o) LOCK-BOX ACCOUNTS. The names and addresses of all the Lock-Box Banks, together with the account numbers of the accounts of the Originators or the Seller at such Lock-Box Banks, are specified in SCHEDULE 6.1(o) (or have been notified to and approved by the Administrative Agent, on the Purchaser's behalf, in accordance with SECTION 7.3(d)).

         (p) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of Net Pool Balance shall be an Eligible Receivable on such date.

         (q) SERVICING PROGRAMS. No license or approval is required for the Administrative Agent's use of any program used by the Servicers in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

         (r) YEAR 2000 COMPLIANCE. Each Seller Party and any Subsidiaries are Year 2000 Compliant and Ready.

         (s) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. With respect to each Pool Receivable, each Seller Party has complied in all material respects with the Credit and Collection Policy.

         (t) NAMES. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

         (u) OWNERSHIP OF THE SELLER. Georgia Gulf or GGCV own, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

         (v) INVESTMENT COMPANY. No Seller Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

         (w) TAXES. Each Seller Party has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges would not result in a Material Adverse Effect.

         (x) RESTRICTIONS ON TRANSFERS. No Contract requires the prior written consent of an Obligor or contains any other restriction relating to the transfer or assignment of rights of payment under such Contract which are legally enforceable (other than a consent or waiver of such restriction that has been obtained prior to the Restatement Closing Date).

         Section 6.2 .SPECIAL RESTATEMENT CLOSING DATE REPRESENTATIONS AND WARRANTIES.

         Each Seller Party hereby represents as to itself, as of the Restatement Closing Date, as follows:

         (a) NO MATERIAL ADVERSE CHANGE. From November 10, 1999 to the date hereof, there has been no change in the condition (financial or otherwise), business, operations or prospects of any Seller Party, in the ability of any Seller Party to perform its obligations hereunder or in the collectibility of the Receivables which change may have a Material Adverse Effect.

         (b) CREDIT AND COLLECTION POLICIES. From November 10, 1999 to the date hereof, there have been no changes in the Sellers' Credit and Collection Policies.

         (c) ERISA. From November 10, 1999 to the date hereof, each Seller Party has been in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables existed, was pending or to any Seller Party's knowledge threatened.

         (d) NO LIQUIDATION EVENT. From November 10, 1999 to the date hereof, no event has occurred and is continuing, or has resulted from a Purchase or a Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event.

                                   ARTICLE VII

                       GENERAL COVENANTS OF SELLER PARTIES

         SECTION 7.1       AFFIRMATIVE COVENANTS OF SELLER PARTIES.

         From the date hereof until the Final Payout Date, unless the Administrative Agent shall otherwise consent in writing:

         (a) COMPLIANCE WITH LAWS, ETC. Each Seller Party will comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the

Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

         (b) PRESERVATION OF CORPORATE EXISTENCE. Each Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

         (c) AUDITS. Each Seller Party will (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) during regular business hours, permit the Administrative Agent, on the Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees of such Seller Party having knowledge of such matters; (ii) permit the Administrative Agent or any of its agents or representatives, upon not less than five (5) Business Days' notice from the Administrative Agent (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice shall be required), to meet with the independent auditors of such Seller Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; PROVIDED, that, so long as no Liquidation Event has occurred and is continuing, (A) such reviews shall not be done more than four (4) times in any one calendar year and (B) the Seller Parties shall only be responsible for the costs and expenses of one such review in any one calendar year.

         (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Servicers will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

         (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Each Seller Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all agreements related to such Pool Receivables.

         (f) LOCATION OF RECORDS. Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the Servicers and Seller referred to in SECTION 6.1(N) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by SECTION 8.5 shall have been taken and completed.

         (g) CREDIT AND COLLECTION POLICIES. Each Seller Party will comply with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

         (h) PURCHASE AGREEMENT. The Seller will perform and comply with all of its covenants and agreements set forth in the Purchase Agreement, and will enforce the performance by the Originators of its obligations under the Purchase Agreement.

         (i) COLLECTION BANK AGREEMENT. All Obligors shall be instructed to make payments on Receivables directly to a Lock-Box Account in the name of the Seller which is the subject of a Lock-Box Agreement. If, notwithstanding the foregoing, any Collections are paid directly to any Seller Party, such Seller Party, shall deposit the same (with any necessary endorsements) to such a Lock-Box Account within two (2) Business Days after receipt thereof. Upon demand of the Administrative Agent, either the Seller or the Initial Servicers shall establish a segregated account at Wachovia which is subject to a perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties (the "COLLECTION ACCOUNT"), into which all deposits from time to time in Lock-Box Accounts, and all other Collections, are concentrated pending application in accordance with the terms of this Agreement.

         SECTION 7.2       REPORTING REQUIREMENTS OF SELLER PARTIES.

         From the date hereof until the Final Payout Date, unless the Administrative Agent, on Purchaser's behalf, shall otherwise consent in writing:

         (a) QUARTERLY FINANCIAL STATEMENTS. Georgia Gulf will furnish to the Administrative Agent, on the Purchaser's behalf, as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Georgia Gulf, copies of its consolidated, and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Georgia Gulf and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, treasurer or corporate controller of Georgia Gulf.

         (b) ANNUAL FINANCIAL STATEMENTS. Georgia Gulf will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of Georgia Gulf, copies of its consolidated and consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Georgia Gulf and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Georgia Gulf on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied;

         (c) ANNUAL FINANCIAL STATEMENTS-GGCV. GGCV will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of GGCV, copies of the financial statements of GGCV, consisting of at least a balance sheet of GGCV for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, treasurer or corporate controller of GGCV;

         (d) ANNUAL FINANCIAL STATEMENTS-SELLER. The Seller will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet of the Seller for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, treasurer or corporate controller of the Seller;

         (e) REPORTS TO HOLDERS AND EXCHANGES. In addition to the reports required by SUBSECTIONS (a), (b), (c) and (d) next above, promptly upon the Administrative Agent's request, Georgia Gulf and GGCV will furnish to the Administrative Agent, on Purchaser's behalf, copies of any reports specified in such request which Georgia Gulf and GGCV send to any of its securityholders, and any reports or registration statements that Georgia Gulf and GGCV file with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities;

         (f) ERISA. Promptly after the filing or receiving thereof, each Seller Party will furnish to the Administrative Agent, on Purchaser's behalf, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Seller Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller Party receives from the Pension Benefit Guaranty Corporation;

         (g) LIQUIDATION EVENTS, ETC. As soon as possible and in any event within three (3) Business Days after obtaining knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that such Seller Party will take with respect thereto;

         (h) LITIGATION. As soon as possible and in any event within ten Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect;

         (i) CHANGE IN CREDIT AND COLLECTION POLICY. Prior to its effective date, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of (i) any material change in the character of such Seller Party's business, and (ii) any material change in the Credit and Collection Policy;

         (j) RATINGS. Within one Business Day of the occurrence thereof, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of any downgrading or withdrawal of any rating of any Indebtedness of Georgia Gulf or GGCV by any rating agency; and

         (k) OTHER. Promptly, from time to time, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Purchaser under or as contemplated by this Agreement.

         SECTION 7.3       NEGATIVE COVENANTS OF SELLER PARTIES.

         From the date hereof until the Final Payout Date, without the prior written consent of the Administrative Agent:

         (a) SALES, LIENS, ETC. (i) No Seller Party will, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lock-Box Agreements, set-off rights of any bank at which any such account is maintained), and (ii) no Seller Party will assert any interest in the Receivables, except as the Servicers.

         (b) EXTENSION OR AMENDMENT OF RECEIVABLES. No Seller Party will, except as otherwise permitted in SECTION 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Pool Receivable or the Purchaser's rights therein.

         (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. No Seller Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

         (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. No Seller Party will add or terminate any bank as a Lock-Box Bank from those listed in SCHEDULE 6.1(o) or, after Lock-Box Accounts have been delivered pursuant to SECTION 7.1(i), make any change in its instructions to Obligors regarding payments to be made to the Seller or the Servicers or payments to be made to any Lock-Box Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank), unless each such Lock-Box Account is in the name of the Seller and the Administrative Agent shall have received prior written notice of such addition, termination or change and the Administrative Agent shall have received duly executed copies of Lock-Box Agreements with each Lock-Box Bank.

         (e) DEPOSITS TO COLLECTION ACCOUNT. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables.

         (f) CHANGES TO OTHER DOCUMENTS. The Seller will not enter into any amendment or modification of, or supplement to, the Purchase Agreement or Seller's Certificate of Incorporation.

         (g) RESTRICTED PAYMENTS BY SELLER. The Seller will not (i) purchase or redeem any shares of the capital stock of the Seller, (ii) declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose or (iii) pay any principal amount of the Subordinated Notes (as defined in the Purchase Agreement), EXCEPT that the Seller may pay all or a portion of such principal amount on the Settlement Date for any Settlement Period, after making any payment required to be made by Seller on such Settlement Date in accordance with the last sentence of SECTION 3.1(c)(ii) if after giving effect to such payment the sum of the Purchaser's Total Investment and the Earned Discount does not exceed the Purchase Limit and the Asset Interest does not exceed the Allocation Limit and Seller's net worth (determined in accordance with GAAP) is not less than $2,250,000. The Seller may, on the Restatement Closing Date, make a one-time increase in the principal amount of the Subordinated Notes which increase is not in consideration of the payment of the Purchase Price for any Receivables under the Purchase Agreement; PROVIDED, however, that such increase shall not exceed, in the aggregate, _______ dollars ($_____); and PROVIDED, FURTHER, however, that both (x) upon such increase there is a corresponding and equal decrease in the shareholders' equity and (y) after giving effect to such increase in the principal amount of the Subordinated Notes and decrease in shareholders' equity, the Seller's new worth (determined in accordance with GAAP) is not less than $2,250,000.

         (h) SELLER INDEBTEDNESS. The Seller will not incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness of Seller to the Originators incurred in accordance with the Purchase Agreement, (ii) current accounts payable arising under the Transaction Documents and not overdue and (iii) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $4,500.

         (i) NEGATIVE PLEDGES. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

         (j) CHANGE OF NAME. Seller will not change its name, any trade name or corporate structure, or commence the use of any new trade name unless it has given the Administrative Agent at least 30 days prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's interest, including the filing of amendments to the UCC financing statements filed pursuant to SECTION 5.1(f).

         (k) MERGERS, CONSOLIDATIONS AND ACQUISITIONS. The Seller will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets pursuant to the Purchase Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

         (l) DISPOSITION OF ASSETS. Except pursuant to this Agreement, the Seller will not sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any Receivables and Related Assets.

         (m) AMENDMENTS TO OTHER AGREEMENTS. The Seller hereby covenants and agrees with the Purchaser that, for so long as the Agreement is in effect, unless the Administrative Agent on behalf of the Purchaser otherwise consents in writing, the Seller will not agree to permit Georgia Gulf or GGCV to amend, agree to permit any such Person to amend or consent to the amendment of (a) the definition of "Permitted Receivables Transaction" in SECTION 1.1 of the Credit Agreement, (b) the definition of "Transferred Receivables" in SECTION 1.1 of the Collateral Agreement and (c) the Credit Agreement or the Collateral Agreement in a manner that would cause a breach of any representation, warranty or covenant by either the Seller, Georgia Gulf or GGCV under this Agreement or any other Transaction Document.

         SECTION 7.4       SEPARATE CORPORATE EXISTENCE OF SELLER.

         Each Seller Party hereby acknowledges that the Purchaser and the Administrative Agent are entering into the transactions contemplated hereby in reliance upon the Seller's identity as a legal entity separate from the Servicers and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of Georgia Gulf or GGCV or any other Person. Without limiting the foregoing, each Seller Party will take such actions as shall be required in order that:

         (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its Certificate of Incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) Not less than one member of Seller's Board of Directors (the "INDEPENDENT DIRECTOR") shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of Georgia Gulf or GGCV or any of its Affiliates. The certificate of incorporation of the Seller shall provide that (i) at least one member of the Seller's Board of Directors shall be an Independent Director, (ii) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller's Board of Directors (including the Independent Director) shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an Independent Director and the provision described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of the Independent Director;

         (c) The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller or any Affiliate thereof;

         (d) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool. The Servicers will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of Seller;

         (e) The Seller will contract with the Servicers to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicers the Servicer's Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Georgia Gulf or GGCV (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the Seller (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Georgia Gulf or GGCV shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

         (f) The Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of the Seller;

         (g)      The Seller will have its own stationery;

         (h) The books of account, financial reports and corporate records of the Seller will be maintained separately from those of Georgia Gulf or GGCV and each other Affiliate of the Seller;

         (i) Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include the Seller will contain notes in accordance with GAAP reflecting, and the accounting records and the published financial statements of the Originators will clearly show, that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Seller;

         (j) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicers and the other Affiliates;

         (k) Each Affiliate of the Seller will strictly observe corporate formalities in its dealings with the Seller, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Seller will not be commingled with those of any of its Affiliates;

         (l) No Affiliate of the Seller will maintain joint bank accounts with the Seller or other depository accounts with the Seller to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Purchase Agreement) has independent access;

         (m) No Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Seller;

         (n) Each Affiliate of the Seller will maintain arm's length relationships with the Seller, and each Affiliate of the Seller that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise;

         (o) No Affiliate of the Seller will be, nor will it hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller. Georgia Gulf, GGCV and the Seller will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

         (p) The Seller will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Seller will be continuously maintained as official records by the Seller; and

         (q) Each of the Seller, on the one hand, and the Originators, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

         SECTION 8.1       DESIGNATION OF SERVICERS.

         (a) GEORGIA GULF AND GGCV AS INITIAL SERVICERS. The servicing, administering and collection of the Pool Receivables shall be conducted by the Persons designated as Servicers hereunder from time to time in accordance with this SECTION 8.1. Until the Administrative Agent, on Purchaser's behalf, gives to Georgia Gulf and/or GGCV a Successor Notice (as defined in SECTION 8.1(b)), Georgia Gulf and GGCV are hereby designated as, and hereby agree to perform the duties and obligations of, Servicer pursuant to the terms hereof.

         (b) SUCCESSOR NOTICE: SERVICER TRANSFER EVENTS. Upon receipt by a Servicer of a notice from the Administrative Agent of the Administrative Agent's designation, on the Purchaser's behalf, of a new Servicer (a "SUCCESSOR NOTICE"), each Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or its designee) shall assume each and all of such terminated Servicer's obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and each Servicer shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations. Without limiting the foregoing, each Servicer agrees at their joint and several expense, to take all actions necessary to provide the new Servicer with access to all computer software necessary or useful in collecting, billing or maintaining records with respect to Receivables. The Administrative Agent agrees not to give a Successor Notice until after the occurrence and during the continuance of any Liquidation Event (any such event being herein called a "SERVICER TRANSFER EVENT"), in which case such Successor Notice may be given at any time in the Administrative Agent's discretion. If any Servicer disputes the occurrence of a Servicer Transfer Event, such Servicer may take appropriate action to resolve such dispute; provided that such Servicer must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Administrative Agent, on the Purchaser's behalf, reasonably determines, in good faith, that such termination is necessary or advisable to protect the Purchaser's interests hereunder.

         (c) SUBCONTRACTS. A Servicer may, with the prior consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, PROVIDED that the Servicers shall remain jointly and severally liable for the performance of the duties and obligations of the Servicers pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrative Agent's request, on the Purchaser's behalf, at anytime after a Successor Notice has been given.

         SECTION 8.2       DUTIES OF SERVICERS.

         (a) APPOINTMENT; DUTIES IN GENERAL. Each of the Seller, the Purchaser and the Administrative Agent hereby appoints as its agent the Servicers, as from time to time designated pursuant to SECTION 8.1, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. The Servicers shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) ALLOCATION OF COLLECTIONS; SEGREGATION. The Servicers shall set aside and hold in trust for the account of the Seller and the Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with SECTION 1.3 but shall not be required (unless otherwise requested by the Administrative Agent, on the Purchaser's behalf, after the occurrence of a Liquidation Event) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by the Administrative Agent, on Purchaser's behalf, after the occurrence of a Liquidation Event, the Servicers shall segregate and deposit into the Collection Account, the Purchaser's share of Collections of Pool Receivables, on the second Business Day following receipt by the Servicers of such Collections in immediately available funds.

         (c) MODIFICATION OF RECEIVABLES. So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, Georgia Gulf and GGCV, while they are Servicers, may, only if in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Georgia Gulf and GGCV may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the

Unpaid Balance of any Receivable to reflect the reductions or cancellations described in SECTION 3.2(a).

         (d) DOCUMENTS AND RECORDS. Each Seller Party shall deliver to the Servicers, and the Servicers shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

         (e) CERTAIN DUTIES TO SELLER. The Servicers shall, as soon as practicable following receipt, turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicer's Fee, and, in the event that neither Georgia Gulf and GGCV nor any other Seller Party or Affiliate thereof is the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable which is not a Pool Receivable. The Servicer, if other than Georgia Gulf and GGCV or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

         (f) TERMINATION. Each Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

         (g) POWER OF ATTORNEY. The Seller hereby grants to the Servicers an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Receivable.

         SECTION 8.3       RIGHTS OF THE ADMINISTRATIVE AGENT.

         (a) NOTICE TO OBLIGORS. At any time when a Liquidation Event has occurred and is continuing, the Administrative Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchaser.

         (b) NOTICE TO LOCK-BOX BANKS. At any time following the occurrence of a Liquidation Event, the Administrative Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrative Agent of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Servicers hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

         (c) RIGHTS ON SERVICER TRANSFER EVENT. At any time following the designation of a Servicer other than Georgia Gulf, GGCV or any Affiliate of either of them pursuant to SECTION 8.1:

                  (i) The Administrative Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

                  (ii) Any Seller Party shall, at the Administrative Agent's request and at such Seller Party's expense, give notice of Purchaser's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Administrative Agent or its designee.

                  (iii) Each Seller Party shall, at the Administrative Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Servicer at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

                  (iv) Each Seller Party and the Purchaser hereby authorizes the Administrative Agent, on the Purchaser's behalf, and grants to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and the Purchaser which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

         SECTION 8.4       RESPONSIBILITIES OF SELLER PARTIES.

         Anything herein to the contrary notwithstanding:

         (a) CONTRACTS. Each Seller Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

         (b) LIMITATION OF LIABILITY. The Administrative Agent and Purchaser shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

         SECTION 8.5       FURTHER ACTION EVIDENCING PURCHASES AND
REINVESTMENTS.

         (a) FURTHER ASSURANCES. Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable the Purchaser or the Administrative Agent or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

                  (i) upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

                  (ii) upon the request of the Administrative Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

                  (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement.

         (b) ADDITIONAL FINANCING STATEMENTS; PERFORMANCE BY ADMINISTRATIVE AGENT. Each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising in the name of any Seller Party. If any Seller Party fails to promptly execute and deliver to the Administrative Agent, on the Purchaser's behalf, any financing statement or continuation statement or amendment thereto or assignment thereof requested by the Administrative Agent, on the Purchaser's behalf, each Seller Party hereby authorizes the Administrative Agent, on the Purchaser's behalf, to execute such statement on behalf of such Seller Party. If any Seller Party fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by the Seller Parties as provided in SECTION 14.5.

         (c) CONTINUATION STATEMENTS; OPINION. Without limiting the generality of SUBSECTION (A), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in SECTION 5.1(F) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

                  (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                  (ii) deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for the Seller Parties, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to
         Section 5.1(i) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

         SECTION 8.6       APPLICATION OF COLLECTIONS.

         Any payment by an Obligor in respect of any indebtedness owed by it to the Originators or the Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, FIRST, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, SECOND, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

         SECTION 9.1       GRANT OF SECURITY INTEREST.

         To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Purchaser and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Purchaser, for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to and under (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Purchase Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing.

         SECTION 9.2       FURTHER ASSURANCES.


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

         The provisions of SECTION 8.5 shall apply to the security interest granted under SECTION 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

         SECTION 9.3       REMEDIES.

         Upon the occurrence of a Liquidation Event, the Purchaser shall have, with respect to the collateral granted pursuant to SECTION 9.1, and in addition to all other rights and remedies available to the Purchaser or the Administrative Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               LIQUIDATION EVENTS

         SECTION 10.1      LIQUIDATION EVENTS.

         The following events shall be "Liquidation Events" hereunder:

         (a) Any Servicer (if any Seller Party or Affiliate thereof is Servicer) or the Seller (in the case of clause (ii) below) (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Servicers hereunder (other than as referred to in clause (ii) below or in other paragraphs of this SECTION 10.1) and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to the Servicers or the Servicers shall have otherwise become aware, or (ii) shall fail to make any payment or deposit to be made by it hereunder when due which failure shall continue for five (5) days; or

         (b) Any representation or warranty made or deemed to be made by any Seller Party (or any of its officers) under this Agreement or any other Transaction Document or any Information Package or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

         (c) Any Seller Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrative Agent to any Seller Party or such Seller Party shall have otherwise become aware; or

         (d) (i) Any Seller Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of in the case of the Seller, $10,750, or in the case of any other Seller Party, $10,000,000 when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; (ii) any default under any other agreement or instrument relating to the purchase of receivables in an aggregate amount in excess of in the case of the Seller, $10,750, or in the case of any other Seller Party $10,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default (A) is to permit the termination of the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables or (B) is to terminate such commitment or right; or (iii) a default or trigger event shall occur under any asset securitization agreement or arrangement entered into by any Seller Party for the sale of receivables or an interest therein in excess of $10,000,000; or

         (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to the Servicers or any Seller Party; or

         (f) The rolling three month average Dilution Ratio at any Cut-Off Date exceeds 5.00%; or

         (g) The rolling three month average Default Ratio at any Cut-Off Date exceeds 2.50%; or

         (h) The rolling three month average Delinquency Ratio at (i) any Cut-Off Date occurring on or prior to August 31, 2000, exceeds 3.25% and (ii), any Cut-Off Date occurring after August 31, 2000, exceeds 2.50%; or

         (i)      [RESERVED];

         (j) On any Settlement Date, after giving effect to the payments made under SECTION 3.1(c), (i) the Asset Interest exceeds 100% or (ii) the sum of (A) the Purchaser's Total Investment and (B) the aggregate CP Discount exceeds the Purchase Limit; or

         (k) There shall have occurred any event which materially adversely impairs the ability of Georgia Gulf or GGCV to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the first Purchase, or any other event occurs that is reasonably likely to have a Material Adverse Effect; or

         (l) Any Seller Party is subject to a Change in Control (unless approved in writing by Purchaser); or

         (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

         (n) Georgia Gulf or GGCV shall make any material change in the policies as to origination of Receivables or in the Credit and Collection Policy without the prior written consent of the Administrative Agent; or

         (o) The Purchaser, for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

         (p) a final judgment or judgments shall be rendered against Georgia Gulf, GGCV, the Seller or any combination thereof for the payment of money with respect to which an aggregate amount in excess of $10,750 with respect to the Seller and $10,000,000 with respect to Georgia Gulf and GGCV is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Georgia Gulf or GGCV or the Seller to enforce any such judgment; or

         (q) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Georgia Gulf or GGCV to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan in an aggregate amount exceeding $10,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, on the Purchaser's behalf, the Administrative Agent shall have notified Georgia Gulf or GGCV in writing that
(i) the Administrative Agent, on the Purchaser's behalf, has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof a Liquidation Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

         (r)      the occurrence of a Servicer Default.

         SECTION 10.2      REMEDIES.

         (a) OPTIONAL LIQUIDATION. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in SECTION 10.1(e)), the Administrative Agent shall, at the request, or may with the consent, of the Purchaser, by notice to the Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

         (b) AUTOMATIC LIQUIDATION. Upon the occurrence of a Liquidation Event described in SECTION 10.1(e), the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

         (c) ADDITIONAL REMEDIES. Upon any Purchase Termination Date pursuant to this SECTION 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrative Agent, the Purchaser and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         SECTION 11.1      AUTHORIZATION AND ACTION.

         Pursuant to agreements entered into with the Administrative Agent, the Purchaser has appointed and authorized the Administrative Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.2      ADMINISTRATIVE AGENT'S RELIANCE, ETC.

         The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to SECTION 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.3      WACHOVIA AND AFFILIATES.

         Wachovia and any of its Affiliates may generally engage in any kind of business with any Seller Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Wachovia was not the Administrative Agent, and without any duty to account therefor to the Purchaser or any other holder of an interest in Pool Receivables, but in any event subject to SECTION 14.7.

                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

         SECTION 12.1      RESTRICTIONS ON ASSIGNMENTS.

         (a) No Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrative Agent. The Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that

                  (i) The Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this ARTICLE
         XII); and

                  (ii) The Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to secure the Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of
         SECTION 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than SECTION 12.3).

         (b) The Seller agrees to advise the Administrative Agent within five Business Days after notice to the Seller of any proposed assignment by the Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under SUBSECTION (a) above, of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If the Seller does not consent to such assignment, the Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under SECTION 12.1(a)(i).

         SECTION 12.2      RIGHTS OF ASSIGNEE.

         Upon the assignment by the Purchaser in accordance with this ARTICLE XII, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

         SECTION 12.3      TERMS AND EVIDENCE OF ASSIGNMENT.

         Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this ARTICLE XII shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the Administrative Agent and the assignee.

         SECTION 12.4      RIGHTS OF LIQUIDITY BANKS.

         The Seller hereby agrees that, upon notice to the Seller, the Liquidity Banks may exercise all the rights of the Administrative Agent and the Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by the Purchaser, and all other rights and interests of the Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Administrative Agent), the Liquidity Banks may request the Servicers to segregate the Purchaser's allocable shares of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with SECTION 8.1(b), may give or require the Administrative Agent to give notice to the Lock-Box Banks as referred to in
SECTION 8.3(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrative Agent might have done.

                                  ARTICLE XIII

                                 INDEMNIFICATION

         SECTION 13.1      INDEMNITIES BY SELLER.

         (a) GENERAL INDEMNITY. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of Wachovia, both individually and as the Administrative Agent, the Purchaser, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "INDEMNIFIED PARTY"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any

Receivable or any Contract, EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or
(b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (i) the transfer by any Seller Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to the Seller pursuant to the Purchase Agreement, the transfer of an Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to SECTION 9.1;

                  (ii) any representation or warranty made by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

                  (iii) the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any matter described in clause (i) or (ii) of SECTION 3.2(a);

                  (viii) any failure of any Seller Party, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of ARTICLE III or ARTICLE VIII;

                  (ix) any product liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

                  (x) any claim of breach by any Seller Party of any related Contract with respect to any Pool Receivable; or

                  (xi) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

         (c) CONTEST OF TAX CLAIM; AFTER-TAX BASIS. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under SECTION 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and the Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

         (d) CONTRIBUTION. If for any reason the indemnification provided above in this SECTION 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, whether as a result of such provision being unenforceable or otherwise unavailable and provided that the damage, loss, claim or liability for which indemnity is or has been sought is of the type and character otherwise described above in this SECTION 13.1 (and subject to the exceptions set forth therein), then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         SECTION 13.2      INDEMNITIES BY SERVICERS.

         Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicers hereby agree to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicers' performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Servicers (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of the Servicers, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicers to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for Defaulted Receivables.

         If for any reason the indemnification provided above in this SECTION
13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, whether as a result of such provision being unenforceable or otherwise unavailable and provided that the damage, loss, claim or liability for which indemnity is or has been sought is of the type and character otherwise described above in this SECTION 13.2 (and subject to the exceptions set forth therein), then the Servicers shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicers on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.1      AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Administrative Agent and the Purchaser (with respect to an amendment), or (b) the Administrative Agent and the Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, however, that in the case of any material amendment, waiver or consent, the Purchaser is required to obtain confirmation from certain rating agencies that such material amendment, waiver or consent will not result in a withdrawal or reduction in the short-term ratings of the Purchaser's commercial paper promissory notes prior to the Purchaser agreeing to such material amendment, waiver or consent. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes. The Administrative

Agent shall promptly deliver copies of all amendments to this Agreement to each of Moody's and S&P.

         SECTION 14.2      NOTICES, ETC.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on SCHEDULE
14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 14.3      NO WAIVER; REMEDIES.

         No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, the Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Wachovia, individually, and as Administrative Agent and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Wachovia and such Liquidity Bank to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or the Purchaser, or their respective successors and assigns.

         SECTION 14.4      BINDING EFFECT; SURVIVAL.

         This Agreement shall be binding upon and inure to the benefit of each Seller Party, the Administrative Agent, the Purchaser and their respective successors and assigns, and the provisions of SECTION 4.2 and ARTICLE XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, nothing in the foregoing shall be deemed to authorize any assignment not permitted by SECTION 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to ARTICLE VI and the indemnification and payment provisions of ARTICLE XIII and SECTIONS 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.5      COSTS, EXPENSES AND TAXES.

         In addition to its obligations under ARTICLE XIII, the Seller Parties jointly and severally agree to pay on demand:

         (a) all costs and expenses incurred by the Administrative Agent, any Liquidity Bank, the Purchaser and their respective Affiliates in connection with:

                  (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

                  (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof or pursuant to SECTION 7.2(g) or 7.1(c)(iii); and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and Seller Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

         SECTION 14.6      NO PROCEEDINGS.

         The Servicers hereby agree that it will not institute against the Seller, or join any Person in instituting against the Seller, each Seller Party, the Servicers and Wachovia (individually or as Administrative Agent) each hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

         SECTION 14.7      CONFIDENTIALITY OF SELLER INFORMATION.

         (a) CONFIDENTIAL SELLER INFORMATION. Each party hereto (other than Seller Parties) acknowledges that certain of the information provided to such party by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Georgia Gulf and GGCV shall otherwise agree in writing, and except as provided in SUBSECTION (b) of this SECTION 14.7, such party will not disclose to any other person or entity:

                  (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Seller Party to the Purchaser or the Administrative Agent (A) prior to the date hereof in connection with such party's due diligence relating to the Seller Parties and the transactions contemplated hereby, or (B) pursuant to SECTION 3.1, 5.1, 6.1(i), 7.1(c) or 7.2, or

                  (ii) any other information regarding any Seller Party which is designated by any Seller Party to such party in writing as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by any Seller Party or any attorney for or other representative thereof (each a "SELLER INFORMATION PROVIDER"), is collectively referred to as the "SELLER INFORMATION"); PROVIDED, HOWEVER, "Seller Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Seller Information Provider.

         (b) DISCLOSURE. Notwithstanding SUBSECTION (a) above, each party may disclose any Seller Information:

                  (i) to any of such party's independent attorneys, consultants and auditors, and to any dealer or placement agent for the Purchaser's commercial paper, who (A) in the good faith belief of such party, have a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this SECTION 14.7 and has agreed, verbally or otherwise, to be bound by the provisions of this SECTION 14.7,

                  (ii) to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of the Purchaser, any Liquidity Bank or the Administrative Agent under or in connection with this Agreement who has agreed to be bound by the provisions of this SECTION 14.7,

                  (iii) to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating,

                  (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

                  (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

                  (vi) subject to SUBSECTION (c) below, in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, or

                  (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, the Purchaser and the Administrative Agent may disclose on a "no name" basis to any actual or potential investor in the Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's commitment and the Purchaser's Total Investment with respect to the Asset Interest and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

         (c) LEGAL COMPULSION. In the event that any party hereto (other than any Seller Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representative to)

                  (i) provide Georgia Gulf and GGCV with prompt written notice so that (A) Georgia Gulf and GGCV may seek a protective order or other appropriate remedy, or (B) Georgia Gulf and GGCV may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion; and

                  (ii) unless Georgia Gulf and GGCV agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this SECTION 14.7.

In the event such protective order or remedy is not obtained, or Georgia Gulf and GGCV agree that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

         (d)      This SECTION 14.7 shall survive termination of this Agreement.

         SECTION 14.8      CONFIDENTIALITY OF PROGRAM INFORMATION.

         (a) CONFIDENTIAL INFORMATION. Each party hereto acknowledges that Wachovia, individually and in its capacity as Administrative Agent, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

                  (i) it will not disclose without the prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "REPRESENTATIVES") of such party, each of whom shall be informed by such party of the confidential , nature of the Program Information (as defined below) and of the terms of this
         SECTION 14.8), (A) any information regarding the pricing in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of the Purchaser generally or the services performed by Wachovia as the Administrative Agent for the Purchaser, or (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "PROGRAM INFORMATION"); PROVIDED, HOWEVER, that such party may disclose any such Program Information (1) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (2) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission and various public utility commissions having jurisdiction over Georgia Gulf or GGCV, (3) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (4) subject to SUBSECTION (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (5) in financial statements as required by GAAP;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

         (b) AVAILABILITY OF CONFIDENTIAL INFORMATION. This SECTION 14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Wachovia or were known to such party on a nonconfidential basis prior to its disclosure by Wachovia.

         (c) LEGAL COMPULSION TO DISCLOSE. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will

                  (i) provide Wachovia with prompt written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

                  (ii) unless Wachovia agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this SECTION 14.8.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Seller Party is required to file a copy of this Agreement with the SEC or any other Governmental Authority, it will (A) provide Wachovia with prompt written notice of such requirement and
(B) exercise reasonable efforts to obtain reliable assurance that such Governmental Authority will give confidential treatment to this Agreement.

         (d) SURVIVAL. This Section 14.8 shall survive termination of this Agreement.

         SECTION 14.9      CAPTIONS AND CROSS REFERENCES.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10     INTEGRATION.

         This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11     GOVERNING LAW.

         THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF GEORGIA.

         SECTION 14.12     WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

         SECTION 14.13     CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

         EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

         (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY

IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.


         SECTION 14.14     EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION 14.15     NO RECOURSE AGAINST OTHER PARTIES.

         The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any fee in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Purchaser. For purposes of this SECTION 14.15, the term "Wachovia" shall mean and include Wachovia Bank, N.A. and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; PROVIDED, HOWEVER, that the Purchaser shall not be considered to be an affiliate of the Bank for purposes of this paragraph. Each of the Seller, the Servicers and the Administrative Agent agree that the Purchaser shall be liable for any claims that such party may have against the Purchaser only to the extent the Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of the Purchaser hereunder, the Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Purchaser. Any and all claims against the Purchaser or the Administrative Agent shall be subordinate to the claims of the holders of Commercial Paper and the Liquidity Banks.

         SECTION 14.16     SEVERABILITY OF PROVISIONS.

         Any provision of this Receivables Purchase Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability, of such provision in any other jurisdiction.

         SECTION 14.17     ORIGINAL TRANSFER AGREEMENT SUPERSEDED.

         As of the date hereof, this Transfer Agreement shall amend and restate the Original Transfer Agreement in its entirety. The Original Transfer Agreement shall have no effect whatsoever from and after the date hereof except with respect to the rights of the parties thereto to seek indemnification from a Seller Party as provided in the Original Transfer Agreement, or to claim a breach of a representation, warranty or covenant from the time period from the Closing Date to the date hereof. From and after the date hereof, and except as otherwise expressly provided in this SECTION 14.17, the rights and obligations of the parties evidenced by the

Original Transfer Agreement shall be evidenced by this Transfer Agreement and the other Transaction Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           GGRC CORP., as Seller

                           By:
                              --------------------------------------------
                           Name:
                                ------------------------------------------
                           Title:
                                 -----------------------------------------


                           GEORGIA GULF CORPORATION, as Initial Servicer

                           By:
                              --------------------------------------------
                           Name:
                                ------------------------------------------
                           Title:
                                 -----------------------------------------


                           GEORGIA GULF CHEMICALS & VINYLS, LLC,
                                    as Initial Servicer

                           By:
                              --------------------------------------------
                           Name:
                                ------------------------------------------
                           Title:
                                 -----------------------------------------

                               BLUE RIDGE ASSET FUNDING CORPORATION,
                                        as Purchaser

                               By:  Wachovia Bank N.A. as Attorney in Fact

                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------


                               WACHOVIA BANK, N.A.,
                               as Administrative Agent

                               By:
                                  -----------------------------------------
                               Name:
                                    ---------------------------------------
                               Title:
                                     --------------------------------------

                                   APPENDIX A

                                   DEFINITIONS

         This is Appendix A to the Amended and Restated Receivables Transfer Agreement dated as of May 24, 2000 among GGRC Corp. as Seller, Georgia Gulf Corporation ("GEORGIA GULF") and Georgia Gulf Chemicals & Vinyls, LLC ("GGCV"), as initial Servicers, Blue Ridge Asset Funding Corporation, as Purchaser and Wachovia Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"). Each reference in this APPENDIX A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

         A. DEFINED TERMS. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

"ADJUSTED DILUTION RATIO" means the 12-month rolling average of the Dilution Ratio.

"ADMINISTRATIVE AGENT" has the meaning set forth in the PREAMBLE.

"AFFECTED PARTY" means each of the Purchaser, each Liquidity Bank, any assignee or participant of the Purchaser or any Liquidity Bank, Wachovia, any successor to Wachovia, as Administrative Agent or any sub-agent of the Administrative Agent.

"AFFILIATE" means with respect to a Person, any other Person controlling, controlled by, or under common control with, such Person.

"AFFILIATED OBLIGOR" means in relation to any Obligor, an Obligor that is an Affiliate of such Obligor.

"ALLOCATION LIMIT" has the meaning set forth in SECTION 1.1.

"ALTERNATE BASE RATE" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

"APPLICABLE MARGIN" as defined in the Credit Agreement, as such term may be amended in the Credit Agreement from time to time; PROVIDED, if the Credit Agreement shall be terminated, then the term "Applicable Margin" shall have the same meaning such term had in the Credit Agreement immediately prior to such termination.

"ASSET INTEREST" means at any time, the Purchaser's undivided percentage ownership interest in all outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables.

On any date, the Asset Interest shall equal the percentage equivalent of the following fraction:

                                  PTI+RR
                                  -------
                                    NPB

where:

         PTI      =        the sum of the Purchaser's Total Investment and the
                           aggregate CP Discount;

         RR       =        the Required Reserve; and

         NPB      =        the Net Pool Balance;

PROVIDED, HOWEVER, that the Asset Interest during the Liquidation Period shall equal 100%.

"ASSET TRANCHE" means at any time a portion of the Asset Interest selected by the Administrative Agent pursuant to SECTION 2.1.

"BANK RATE" for any Yield Period with respect to any Asset Tranche means:

         (a) in the case of any Yield Period other than a Yield Period described in clause (b), an interest rate PER ANNUM equal to the sum of (A) the Bank Rate Spread PER ANNUM, PLUS (B) Eurodollar Rate (Reserve Adjusted) for such Yield Period;

         (b)      in the case of

                  (i) any Yield Period commencing on or prior to the first day of which Purchaser or any Liquidity Bank shall have notified the Administrative Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (a), or (B) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (a) (and in the case of subclause (A) or (B), such Person shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or

                  (ii) any Yield Period as to which the Administrative Agent does not receive notice or determine, by no later than 12:00 noon (Atlanta, Georgia time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings and not by the issuance of Commercial Paper Notes, an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (b)(i) above, such rate shall only apply to the Person affected by the circumstances described in such paragraph (b)(i).

"BANK RATE SPREAD" has the meaning set forth in the Fee Letter.

"BUSINESS DAY" means (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

"CAPITAL LEASE OBLIGATIONS" means for any person the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Holders, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Georgia Gulf or GGCV; (b)occupation of a majority of the seats (other than vacant seats) on the board of directors of Georgia Gulf or GGCV by Persons who were neither (i) nominated by the board of directors of Georgia Gulf or GGCV nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of Georgia Gulf or GGCV by any Person or group other than Permitted Holders.

 "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

"COLLATERAL AGREEMENT" means that certain Guarantee and Collateral Agreement dated as of November 12, 1999 by and among Georgia Gulf, the Subsidiary Guarantors party thereto and Chase Manhattan Bank as Collateral Agent.

"COLLECTION ACCOUNT" has the meaning set forth in SECTION 7.1(I).

"COLLECTIONS" means, with respect to any Receivable, all funds which either (a) are received by Seller, the Originator or Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that Seller, the Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are Deemed Collections; PROVIDED that, prior to such time as Georgia Gulf and GGCV shall cease to be the Servicers, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

"COMMERCIAL PAPER NOTES" means the commercial paper promissory notes, if any, issued by or on behalf of the Purchaser, or that fund the Purchase by the Purchaser of an Asset Tranche funded at the CP Rate.

"CONTRACT" means a contract between Seller or the Originators and any Person, or an invoice sent or to be sent by Seller or the Originators, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

"CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"CP DISCOUNT" means the difference between (x) the Face Amount of any Commercial Paper Note and (y) the proceeds received by the Purchaser with respect to such Commercial Paper Note.

"CP RATE" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such CP Tranche Period are sold plus the amount of any placement agent or commercial paper dealer fees incurred in connection with such sale; PROVIDED, HOWEVER, if the rate (or rates) is a discounted rate (or rates), the "CP Rate" for such CP Tranche Period shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate.

"CP TRANCHE PERIOD" means, a period of up to 270 days commencing on a Business Day determined by the Administrative Agent in consultation with the Seller pursuant to Section 1.02. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

"CREDIT AGREEMENT" means that certain Credit Agreement dated as of November 12, 1999 by and among the Originator and the Parent, as Borrowers, certain financial institutions, as the Lenders, and Chase Manhattan Bank ("CHASE"), as Agent for the Lenders, as has been amended and as may be amended, restated, substituted or replaced from time to time. "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices of Georgia Gulf and GGCV relating to Contracts and Receivables as in effect on the date of this Agreement, in the form of Exhibit C hereto, as modified without violating SECTION 7.03(c),BUT subject to compliance with applicable tariffs or state regulations in effect from time to time.

"CUT-OFF DATE" means the last day of each Settlement Period.

"DAYS SALES OUTSTANDING" or "DSO", means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three Settlement Periods including and immediately preceding such Cut-Off Date.

"DEEMED COLLECTIONS" has the meaning set forth in SECTION 3.2(a).

"DEFAULT HORIZON RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the sum of (a) the aggregate dollar amount of Receivables generated by the Originators during the immediately preceding four Settlement Periods ending on such Cut-Off Date and (b) 1/3 of the aggregate dollar amount of Receivables generated by the Originators during the fifth preceding Settlement Period DIVIDED by (ii) the Net Pool Balance on such Cut-Off Date.

"DEFAULT RATIO" means at any time, an amount (expressed as a percentage) equal to a fraction, the numerator of which is equal to the sum of Receivables that become Defaulted Receivables during the immediately preceding Settlement Period and the denominator of which is the aggregate dollar amount of Receivables generated by the Originators during the Settlement Period three months prior to the immediately preceding Settlement Period.

"DEFAULTED RECEIVABLE" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment; (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; or (c) which has been, or would be written off in accordance with the Originator's Credit and Collection Policy as uncollectible.

"DELINQUENCY RATIO" means at any time, the percentage equivalent of a fraction, computed as of the Cut-Off Date for the next preceding Settlement Period, the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date and the denominator of which is the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

"DELINQUENT RECEIVABLE" means a Pool Receivable (a) that is not a Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date for such payment.

"DILUTION" means the amount of any reduction or cancellation of the Unpaid Balance of a Pool Receivable as described in SECTION 3.2(a).

"DILUTION HORIZON RATIO" means an amount (expressed as a percentage) equal to a fraction, the numerator of which is the aggregate dollar amount of Receivables generated by the Originators for the most recent Settlement Period and the denominator of which is the aggregate balance of the Net Pool Balance as of the most recent Cut-Off Date.

"DILUTION RATIO" means, an amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution during the previous Settlement Period, and the denominator of which is the aggregate dollar amount of Receivables generated by the Originators during the second preceding Settlement Period.

"DILUTION RESERVE" means the product of (a) the sum of (i) the product of (A) 2 and (B) the Adjusted Dilution Ratio and (ii) the Dilution Volatility Component and (b) the Dilution Horizon Ratio.

 "DILUTION VOLATILITY COMPONENT" means an amount (expressed as a percentage) equal to the product of (a) the difference between (i) the highest three month rolling average Dilution Ratio during the immediately preceding twelve (12) months and (ii) the Adjusted Dilution Ratio and (b) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio during the immediately preceding twelve (12) months and the denominator of which is the Adjusted Dilution Ratio.

"DOLLARS" means dollars in lawful money of the United States of America.

"DOWNGRADING EVENT" means with respect to any Person the reduction of the rating with regard to the short-term securities of such Person to below (a) A-1 by Standard & Poor's Ratings Group, or (b) P-1 by Moody's.

"EARNED DISCOUNT" means, for any Yield Period or any CP Tranche Period, as applicable, for any Asset Tranche:


                         PTI X ER X ED + LF
                         -------------
                                  360

WHERE:

         PTI the daily average (calculated at the close of business each day) of the Purchaser's Tranche Investment in such Asset Tranche during such Yield Period or CP Tranche Period, as applicable;

         ER       the Earned Discount Rate for such Yield Period or CP Tranche
                  Period;

         ED the actual number of days elapsed during such Yield Period or CP Tranche Period; and

         LF the Liquidation Fee, if any, during such Yield Period or CP Tranche Period.

"EARNED DISCOUNT RATE" means for any Yield Period or any CP Tranche Period, as applicable, for any Asset Tranche:

         (a) in the case of an Asset Tranche funded by a Liquidity Funding, either (i) the sum of the Eurodollar Rate (Reserve Adjusted) and the Applicable Margin or (ii) the Alternate Base Rate, as applicable, for such Asset Tranche and such Yield Period; and

         (b) in the case of an Asset Tranche funded by Commercial Paper Notes, the CP Rate for such CP Tranche Period;

PROVIDED, HOWEVER, that on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche shall mean a rate PER ANNUM equal to the Alternate Base Rate plus 2% PER ANNUM.

"ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

         (a) which is a Pool Receivable arising out of the sale by an Originators in the ordinary course of its business that has been sold or contributed to Seller pursuant to the Sale Agreement in a "true sale" or "true contribution" transaction;

         (b) as to which the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

         (c) the Obligor of which (i) is a resident of the United States, or any of its possessions or territories, and is not an Affiliate of any Seller Party, (ii) has a billing address in the United States, or any of its possessions or territories and (iii) is not a Governmental Authority;

         (d)      which is not a Defaulted Receivable at such time;

         (e) with regard to which the warranty of the Seller in Section 6.1(l) is true and correct;

         (f) the sale of an undivided interest in which does not contravene or conflict with any law;

         (g) which is denominated and payable only in Dollars in the United States;

         (h) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected;

         (i) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

         (j) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

         (k) which, according to the Contract related thereto, is due and payable within 70 days from the invoice date of such Receivable;

         (l)      [Reserved];

         (m) the original term of which has not been extended and the Unpaid Balance of which has not been adjusted more than once; and

         (n) which, together with the Contract related thereto, does not require the prior written consent of an Obligor or contain any other restriction relating to the transfer or assignment of rights of payment under the related Contract which are legally enforceable (other than a consent or waiver of such restriction that has been obtained prior to the Restatement Closing Date.

"ELIGIBLE RECEIVABLES NET BALANCE" means, at any time, an amount equal to (a) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool at such time, MINUS (b) the product of (i) 1.5 and (ii) the Volume Rebate Accrual at such time.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is a member of a group of which Georgia Gulf or GGCV is a member and which is treated as a single employer under Section 414 of the Code.

"EURODOLLAR BUSINESS DAY" means a day of the year as defined in clause (i) of the definition of Business Day.

"EURODOLLAR RATE" means for any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, PROVIDED THAT if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

"EURODOLLAR RATE (RESERVE ADJUSTED)" applicable to any Yield Period means a rate PER ANNUM equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by DIVIDING (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 MINUS the Eurodollar Reserve Percentage.

"EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

"EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

"EXCESS CONCENTRATION AMOUNT" means, as of any date, the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FACE AMOUNT" means, with respect to any Commercial Paper Note, the face amount stated thereon in the case of any Commercial Paper Note issued on a discount basis, and the principal amount stated thereon plus the amount of all interest scheduled to accrue on such Commercial Paper Note through its stated maturity date in the case of any Commercial Paper Note issued on an interest bearing basis.

"FEDERAL FUNDS RATE" means, for any day, the rate PER ANNUM (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED THAT (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

"FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

"FEE LETTER" has the meaning set forth in SECTION 4.1.

"FINAL PAYOUT DATE" means the date following the Termination Date on which Purchaser's Total Investment shall have been reduced to zero and all other amounts payable by Seller under the Transaction Documents shall have been paid in full.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

 "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

"GUARANTEE" means any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED HOWEVER that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

"INDEBTEDNESS" of any person means, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

"INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 13.1.

"INDEMNIFIED PARTY" has the meaning set forth in SECTION 13.1.

"INFORMATION PACKAGE" has the meaning set forth in SECTION 3.1(a).

"INITIAL DUE DILIGENCE AUDITOR" means such person designated by the Administrative Agent as the initial due diligence auditor.

"INITIAL SERVICER" has the meaning set forth in the PREAMBLE.

"LIEN" means any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.

"LIQUIDATION EVENT" has the meaning set forth in SECTION 10.1.

"LIQUIDATION FEE" means, for each Asset Tranche (or portion thereof) for each day in any Yield Period or CP Tranche Period (computed without regard to clause
(iii) of the proviso of the definition of "YIELD PERIOD"), the amount, if any, by which:

         (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period or CP Tranche Period (as so computed) if such reductions had not been made, EXCEEDS

         (b) the income, if any, received by Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

"LIQUIDATION PERIOD" means the period commencing on the date on which the conditions precedent to Purchases and Reinvestment set forth in SECTION 5.2 are not satisfied (or expressly waived by Purchaser) and the Administrative Agent shall have notified Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

"LIQUIDITY AGENT" means Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

"LIQUIDITY AGREEMENT" means and includes (a) the Liquidity Asset Purchase Agreement dated as of the date hereof among Purchaser, Wachovia, as Administrative Agent, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and (b) any other agreement hereafter entered into by Purchaser providing for the purchase of assets or the making of loans or other extensions of credit to Purchaser secured by a direct or indirect security interest in the Asset Interest (or any portion thereof), to support all or part of Purchaser's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

"LIQUIDITY BANK" means any one of, and "LIQUIDITY BANKS" means all of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder.

"LIQUIDITY FUNDING" means a purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

"LOCK-BOX ACCOUNT" means any bank account into which Collections are deposited or transferred.

"LOCK-BOX AGREEMENT" means a letter agreement, in substantially the form of EXHIBIT A-1, among Servicer, Purchaser, the Administrative Agent, Seller and any Lock-Box Bank.

"LOCK-BOX BANK" means any of the banks holding one or more lock-boxes or Lock-Box Accounts receiving Collections from Pool Receivables.

"LOSS RESERVE" means the product (expressed as a percentage) of (a) 2.5, (b) the highest rolling three month average Default Ratio during the immediately preceding twelve (12) months and (c) the most recently calculated Default Horizon Ratio.

"MATERIAL ADVERSE EFFECT" with respect to any event or circumstance, means a material adverse effect on:

         (a) (i) the assets, operations, business or financial condition of Seller or (ii) the business, assets, operations or financial condition of Georgia Gulf or GGCV and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of Georgia Gulf or GGCV;

         (b) the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document;

         (c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Receivables Pool; or

         (d) the status, existence, perfection, priority or enforceability of Purchaser's interest in the Receivables Pool.

"MOODY'S" means Moody's Investors Service, Inc.

"NET POOL BALANCE" means, at any time, an amount equal to (i) the Eligible Receivables Net Balance at such time, MINUS (ii) the Excess Concentration Amount at such time.

"OBLIGOR" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

"OBLIGOR CONCENTRATION LIMIT" means, at any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated obligors (if any):

         (a) for Obligors who have a short-term unsecured debt rating (or in the absence thereof, the equivalent long-term unsecured senior debt rating) currently assigned to them by Standard & Poor's and Moody's, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both agencies and has a split rating, the applicable rating will be the lower of the two):

                                                  Allowable
                                                  % of Eligible
S&P Rating          and    Moody's Rating         Receivables Net
                                                  Balance
A-1+                       P-1                    10%
A-1                        P-1                    8%
A-2                        P-2                    6%
A-3                        P-3                    4%; or

         (b) for Obligors who do not have either a long-term unsecured senior debt rating or a short-term unsecured debt rating listed above from both Moody's and S&P, who are not rated by either Moody's or S&P or who have either a long-term unsecured senior debt rating or a short-term unsecured debt rating listed above from either of Moody's or S&P, but neither a long-term unsecured senior debt rating nor a short-term unsecured debt rating from the other rating agency, 4% of the Eligible Receivables Net Balance at such time; or

         (c) the Administrative Agent may consider top obligators of Georgia Gulf for special obligor status ("Special Obligor") which may result in an increase in the applicable Obligor Concentration Limit; PROVIDED, however, any such Special Obligor designation shall not take effect without the confirmation to the Administrative Agent by each of Moody's and S&P of such designation.

"ORIGINATOR" means each of Georgia Gulf, GGCV or Georgia Gulf Lake Charles in their capacity as originator under the Purchase Agreement.

"PERMITTED HOLDERS" means all members of the board of directors of Georgia Gulf or GGCV on the date hereof and all officers of Georgia Gulf or GGCV on the date hereof.

"PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

"PLAN" means any pension plan subject to the provisions of Title IV of ERISA or
Section 412 of the Code which is maintained for employees of Georgia Gulf or GGCV or any ERISA Affiliate.

"POOL RECEIVABLE" means a Receivable in the Receivables Pool.

"PRIME RATE" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

"PROGRAM FEE" has the meaning set forth in the Fee Letter.

"PROGRAM INFORMATION" has the meaning set forth in SECTION 14.8(a)(I).

"PURCHASE" has the meaning set forth in SECTION 1.1.

"PURCHASE AGREEMENT" means the Amended and Restated Receivables Purchase Agreement dated as of May 24, 2000 among the Servicer, the Originators and the Seller.

"PURCHASE LIMIT" has the meaning set forth in SECTION 1.1.

"PURCHASE TERMINATION DATE" means that day on which a Liquidation Event has occurred and is continuing, and

         (a) the Administrative Agent declares a Purchase Termination Date in a notice to Seller in accordance with SECTION 10.2(a); or

         (b) in accordance with SECTION 10.2(b), becomes the Purchase Termination Date automatically.

"PURCHASER" has the meaning set forth in the PREAMBLE.

"PURCHASER'S SHARE" of any amount at any time means the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

"PURCHASER'S TOTAL INVESTMENT" means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for any purchase pursuant to SECTION 1.1 AND 1.2, LESS (b) the aggregate amount of Collections theretofore received and actually distributed to Purchaser on account of such Purchaser's Total Investment pursuant to SECTION 1.3.

"PURCHASER'S TRANCHE INVESTMENT" means in relation to any Asset Tranche the amount of the Purchaser's Total Investment allocated by the Administrative Agent to that Asset Tranche pursuant to SECTION 2.1, PROVIDED, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Purchaser's Total Investment.

"QUALIFYING LIQUIDITY BANK" means a Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's and
(ii) P-1 by Moody's.

"RECEIVABLE" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible and includes the right to payment of any interest or finance charges and other amounts with respect thereto.

"RECEIVABLES POOL" means at any time the Aggregate Eligible Receivables and other Receivables which have been sold by the Originator to Seller.

"REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

"REGULATORY CHANGE" means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity
Bank) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"REINVESTMENT" has the meaning set forth in SECTION 1.3 (a) (iii).

"RELATED ASSETS" means (a) all rights to, but not any obligations under, all related Contracts and Related Security related to any Pool Receivables, (b) all rights and interests of Seller under the Sale Agreement in relation to any Pool Receivables, (c) all books and records evidencing or otherwise relating to any Pool Receivables, (d) all Lock-Box Accounts and all cash and investments therein, to the extent constituting or representing the items in the following clause (e) and (e) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

"RELATED SECURITY" means, with respect to any Pool Receivable, all of Seller's (in the case of usage in the Receivables Purchase Agreement) or the Originator's (in the case of usage in the Sale Agreement) right, title and interest in and to: (a) all Contracts that relate to such Pool Receivable; (b) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of Purchaser in the respective Pool Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (f) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of Purchaser in any Related Security is only to the extent of Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

"REPORTABLE EVENT" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

"REPORTING DATE" has the meaning set forth in SECTION 3.1(a).

"REQUIRED RESERVE" means, on any day during a Settlement Period, an amount equal to the product of (a) the Required Reserve Factor and (b) the Net Pool Balance on such day.

"REQUIRED RESERVE FACTOR" means, on any day during a Settlement Period, an amount equal to the greater of (a) the Required Reserve Factor Floor and (b) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve.

"REQUIRED RESERVE FACTOR FLOOR" means, the sum of (a) 16% and (b) the product of
(i) the Adjusted Dilution Ratio and (ii) the Dilution Horizon Ratio.

"RESTATEMENT CLOSING DATE" means the date on which all conditions to the effectiveness of this Agreement and other Transaction Documents shall have been satisfied in the opinion of the Company.

"REVOLVING PERIOD" means the period beginning on the Closing Date and ending on the earlier of (i) the day on which a Liquidation Event occurs and (ii) the Termination Date.

"S&P" means Standard & Poor's Ratings Service.

"SEC" means the Securities and Exchange Commission.

"SECURED PARTIES" means Purchaser, the Administrative Agent, the Indemnified Parties and the Affected Parties.

"SELLER" has the meaning set forth in the PREAMBLE.

"SELLER INFORMATION" has the meaning set forth in SECTION 14.7(a).

"SELLER INFORMATION PROVIDER" has the meaning set forth in SECTION 14.7(a).

"SELLER PARTY" and "SELLER PARTIES" have the meanings set forth in the PREAMBLE.

"SELLER'S SHARE" of any amount means 100% minus the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

"SERVICER" has the meaning set forth in the PREAMBLE.

"SERVICER DEFAULT" means, with respect to any Servicer, any one of the following events:

         (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Administrative Agent as required by this Agreement including, without limitation, delivery of any Information Package and, (i) in the case of failure to deliver a Information Package such failure shall remain unremedied for two (2) Business Days after the earliest to occur of (A) written notice thereof shall have been given by the Administrative Agent to such Servicer or (B) such Servicer shall have otherwise become aware of such failure and (ii) in the case of failure to make any payment or deposit to be made by such Servicer such failure shall remain unremedied for one (1) Business Day;

         (b) any failure on the part of such Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in this Agreement or any other Transaction Document to which such Servicer is a party, which failure continues unremedied for a period of 10 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Servicer by the Administrative Agent and (ii) the date on which such Servicer becomes aware thereof;

         (c) any representation, warranty or certification made by such Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which continues to be unremedied for a period of 10 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Servicer by the Administrative Agent and (ii) the date on which such Servicer becomes aware thereof;

         (d) any bankruptcy, insolvency or similar event occurs with respect to such Servicer; or

         (e) any change in the control of such Servicer which takes the form of either a merger or consolidation in which such Servicer is not the surviving entity.

"SERVICER TRANSFER EVENT" has the meaning set forth in SECTION 8.1(b).

"SERVICER'S FEE" means an amount equal to (x) the Servicer's Fee Rate, TIMES (y) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Settlement Period, TIMES (z) 1/360.

"SERVICER'S FEE RATE"  means 1% per annum.

"SERVICING RESERVE" means the product (expressed as a percentage) of (a) the Servicer's Fee Rate and (b) a fraction the numerator of which is the Twelve Month DSO and the denominator of which is 360.

"SETTLEMENT DATE" means two (2) Business Days following each Reporting Date.

"SETTLEMENT PERIOD" means

         (a) the period from the date of the initial Purchase to the last day of the Fiscal Month in which such date occurs; and

         (b) thereafter, each period from the last day of the next preceding Settlement Period to the last day of the next following Fiscal Month;

PROVIDED, HOWEVER, that the last Settlement Period shall end on the Final Payout Date.

"SIGNIFICANT SUBSIDIARY" means a Subsidiary meeting any one of the following conditions; (a) the investments in and advances to such Subsidiary by Georgia Gulf's or GGCV's and the other Subsidiaries, if any, as at the end of Georgia Gulf's or GGCV's latest fiscal quarter exceeded 10% of the total assets of Georgia Gulf or GGCV and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (b) Georgia Gulf's or GGCV's and the other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary as at the end of Georgia Gulf's or GGCV's latest fiscal quarter exceeded 10% of the total assets of Georgia Gulf or GGCV and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (c) the equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary for the period of four consecutive fiscal quarters ending at the end of Georgia Gulf's or GGCV's latest fiscal quarter exceeded 10% of such income of Georgia Gulf or GGCV and its Subsidiaries for such period, computed and consolidated in accordance with GAAP; or (d) such Subsidiary is the parent of one or more Subsidiaries and, together with such Subsidiaries would, if considered in the aggregate, constitute a Significant Subsidiary.

"SUBORDINATED NOTE" has the meaning set forth in the Purchase Agreement.

"SUBSIDIARY" of any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

"SUCCESSOR NOTICE" has the meaning set forth in SECTION 8.1(b).

"TERMINATION DATE" means the earliest of

         (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date); the Purchase Termination Date;

         (b) the date designated by Seller as the "Termination Date" on not less than five (5) Business Days' notice to the Administrative Agent, PROVIDED that on such date the Purchaser's Total Investment has been reduced to zero, all accrued Earned Discount and fees have been paid in full and all other amounts due to Purchaser and the Administrative Agent have been paid in full;

         (c)      364 days from the date hereof;

         (d)      the date on which either of the following shall occur:

                  (i) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, (ii) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to Purchaser and the Administrative Agent, and (iii) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

                  (ii) Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

"TRANSACTION DOCUMENTS" means this Agreement, the Lock-Box Agreements, the Purchase Agreement, the Fee Letter and the other documents to be executed and delivered in connection herewith.

"TURNOVER DAYS" at any time during a Settlement Period means the product of (a) the quotient of (i) the aggregate Unpaid Balance of the Receivables as of the first day of the next preceding Settlement Period, divided by (ii) the aggregate amount of Collections received on all Receivables during such next preceding Settlement Period, times (b) the number of days in such next preceding Settlement Period.

"TWELVE MONTH DSO" means for any day, the highest Days Sales Outstanding that occurred during the twelve (12) month period ending on such date of calculation.

"UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

"UNMATURED LIQUIDATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

"UNPAID BALANCE" of any Receivable means at any time the unpaid amount thereof, but EXCLUDING all late payment charges, delinquency charges and extension or collection fees.

"VOLUME REBATE" means a reduction or cancellation of the Unpaid Balance of a Pool Receivable as described in Section 3.2(a)(i)(c).

"VOLUME REBATE ACCRUAL" means, at any time, the balance of all accrual accounts that any Seller Party establishes to reserve for Volume Rebates earned by all Obligors.

"YEAR 2000 COMPLIANT AND READY" as used herein means that (A) the Seller Parties' and their Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan, (i) handle date information involving any and all dates including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately and without interruption on and in respect of any and all dates and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (B) the Seller Parties have developed alternative plans to ensure business continuity in the event of the failure of any or all items (i) through (iii) above.

"YIELD PERIOD" means, with respect to any Asset Tranche funded by a Liquidity Funding,

         (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to SECTION 2.1 (whichever is latest) and ending such number of days thereafter as the Administrative Agent shall select; and

         (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrative Agent shall select;

PROVIDED, HOWEVER, that

         (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

         (ii)     in the case of Yield Periods of one day for any Asset Tranche,
(A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

         (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such

Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrative Agent.

"YIELD RESERVE" means, on any date of determination, the product of (a) 1.5, (b) the Alternate Base Rate and (c) a fraction, the numerator of which is the Twelve Month DSO and the denominator of which is 360.

         B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         C. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 SCHEDULE 6.1(i)

                    DESCRIPTIONS OF MATERIAL ADVERSE CHANGES

                                 SCHEDULE 6.1(n)

          LIST OF OFFICES OF SERVICER AND SELLER WHERE RECORDS ARE KEPT

Seller:
GGRC Corp.
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346

Servicers:
Georgia Gulf Corporation
Highway 405
Plaquemine, Louisiana 70764
and
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346

Georgia Gulf Chemicals and Vinyls, LLC
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346

                                 SCHEDULE 6.1(o)

                             LIST OF LOCK-BOX BANKS
                      MAIN OFFICE ADDRESS & ACCOUNT NUMBER

                                  SCHEDULE 14.2

                                NOTICE ADDRESSES

Seller:

GGRC Corp.
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention:                 Samuel M. Hensley
Facsimile No.:            (404) 395-4572
Telephone No.:            (404) 395-4577


Servicers:

Georgia Gulf Corporation
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention:                  Samuel M. Hensley
Facsimile No.:              (404) 395-4572
Telephone No.:              (404) 395-4577

Georgia Gulf Chemicals and Vinyls, LLC
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention:                  Samuel M. Hensley
Facsimile No.:              (770) 395-4572
Telephone No.:               770) 395-4577

Purchaser:

Blue Ridge Asset Funding Corporation
c/o:  Wachovia Bank, N.A., as Administrator
100 North Main Street
Winston-Salem, NC 27150
Attention:  John Dillon
Telephone:        (336) 732-2690
Telecopy:         (336) 732-5021

With a copy to:

Blue Ridge Asset Funding Corporation
c/o:  AMACAR Group, L.L.C.
6707-D Fairview Road
Charlotte, North Carolina 28210
Attention:  Douglas K. Johnson
Telephone: (704) 365-0569
Telecopy: (704) 365-1362

Administrative Agent:

Wachovia Bank, N.A.
191 Peachtree Street, Suite 423
Atlanta, GA 30303
Attention:  Elizabeth Wagner
Facsimile No.: 404-332-5152
Telephone No.:  404-332-1398

                                 EXHIBIT 1.2 (a)

                            FORM OF PURCHASE REQUEST

Wachovia Bank, N.A.
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Transfer Agreement dated as of May 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "TRANSFER AGREEMENT") among GGRC Corp., as Seller, Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC, as Initial Servicers (and together with Seller, collectively referred to as the "SELLER PARTIES"), Blue Ridge Asset Funding Corporation, as purchaser (the "PURCHASER") and Wachovia Bank N.A., as administrative agent for Purchaser (the "ADMINISTRATIVE AGENT"). Capitalized terms defined in the Transfer Agreement are used herein with the same meanings.

         I. Each of the Seller Parties hereby certifies, represents and warrants to the Purchaser and the Administrative Agent that on and as of the Purchase Date (as hereinafter defined):

         (a) all applicable conditions precedent set forth in ARTICLE V of the Transfer Agreement have been satisfied;

         (b) each of its respective representations and warranties contained in SECTION 6.1 of the Transfer Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date (except to the extent of changes resulting from transactions contemplated or permitted by the Transfer Agreement or to the extent of changes that have otherwise been consented to by the Administrative Agent on behalf of the Purchaser);

         (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or Unmatured Liquidation Event;

         (d) after giving effect to the requested Purchase, Purchaser's Total Investment and aggregate CP Discount will not exceed the available Purchase Limit, and the Asset Interest will not exceed the Allocation Limit; and

         (e)      the Termination Date shall not have occurred.

         II.      The undersigned, as Seller hereby requests that the Purchaser make a Purchase on ___________, _____ (the "PURCHASE DATE") as follows:

        $              -   Face value of maturing CP
        $              -   Principal paydown by Seller (via Collection Account)

        $____________  -   Discount to be paid by Seller (via Collection
                           Account)

                       - Minimum net proceeds needed from rolling CP to effect Purchase in required amount

        $              -   Requested face value CP to mature on ____________
        $____________  -   Requested face value CP to mature on ____________

        $              -   aggregate requested face value CP to be issued on
                           Purchase Date


         IN WITNESS WHEREOF, the Seller and the Initial Servicers have caused this Purchase Request to be executed and delivered as of this ____ day of

-----------, -----.

                              GGRC Corp., as Seller

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              Georgia Gulf Corporation, as Initial Servicer

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              Georgia Gulf Chemicals and Vinyls LLC,
                              as Initial Servicer

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                                 EXHIBIT 3.1(a)

                           FORM OF INFORMATION PACKAGE

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                   EXHIBIT A-1

                           FORM OF LOCK-BOX AGREEMENT

                      [LETTERHEAD OF THE INITIAL SERVICER]

                            _______________, ___, 2000

[LOCK-BOX BANK]

Ladies and Gentlemen:

Reference is made to our lock-box account no. _____________ maintained with you (the "ACCOUNT") pursuant to a lockbox agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "LOCKBOX AGREEMENT"). Pursuant to an Amended and Restated Receivables Purchase Agreement, dated as of May 24, 2000, as amended, supplemented or otherwise modified from time to time, among the undersigned, as seller, and GGRC Corp., as purchaser, we have sold and/or may hereafter sell to GGRC Corp. certain of the accounts, chattel paper, instruments or general intangibles (collectively, "RECEIVABLES") with respect to which payments are or may hereafter be made to the Account. Pursuant to an Amended and Restated Receivables Transfer Agreement, dated as of May 24, 2000 (as amended, supplemented or otherwise modified from time to time, the "RECEIVABLES TRANSFER AGREEMENT"), among GGRC Corp., as seller, the undersigned, as initial servicers (GGRC Corp. and the undersigned being referred to hereinafter collectively as the "SELLER Parties"), Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), as purchaser and Wachovia Bank, N.A., as administrative agent (the "ADMINISTRATIVE AGENT"). GGRC Corp. has assigned and/or may hereafter assign to Blue Ridge an undivided percentage interest in the Receivables.

For purposes of this letter agreement, Wachovia Bank, N.A. is acting as Administrative Agent for Blue Ridge. We hereby transfer exclusive ownership and control of the Account to the Administrative Agent, for the benefit of Blue Ridge, subject only to the condition subsequent that the Administrative Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as ANNEX A.

We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrative Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Administrative Agent in accordance with the instructions of the Administrative Agent, (ii) to hold all moneys and instruments delivered to the Account or any lockbox administered by you for the order of the Administrative Agent (for the benefit of Blue Ridge),
(iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to "Wachovia Bank, N.A., as Administrative Agent for Blue Ridge Asset Funding Corporation". The Administrative Agent agrees to execute your standard wire transfer

                                    A-1-1
documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrative Agent as described above, the Administrative Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Administrative Agent's audit purposes and mailing of such statements directly to the Administrative Agent at an address specified by the Administrative Agent.

Notices from the Administrative Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

By executing this letter agreement, you acknowledge the existence of the Administrative Agent's right to ownership and control of the Account and its ownership (on behalf of Blue Ridge and GGRC Corp. as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Administrative Agent (on behalf of Blue Ridge and GGRC Corp.) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us as under the arrangements currently in effect.

By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrative Agent.

                                     A-1-2

You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days' prior written notice thereof from you to the Administrative Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Administrative Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Administrative Agent stating that the Receivables Transfer Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrative Agent.

Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Blue Ridge or the Administrative Agent for any action taken by you or any of your directors, officers, agents or employees in accordance with this letter agreement at the request of the Administrative Agent, except for your or such person's own gross negligence or willful misconduct.

This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of New York.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Administrative Agent.

                                   Very truly yours,

                                   Georgia Gulf Corporation

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address for notice:

                                   400 Perimeter Center Terrace, Suite 595
                                   Atlanta, Georgia 30346
                                   Attention:        Samuel M. Hensley
                                   Facsimile No.: 404-395-4572

                                      A-1-3

                         Georgia Gulf Chemicals and Vinyls, LLC

                         By:
                            --------------------------------------------------
                         Name:
                              ------------------------------------------------
                         Title:
                               -----------------------------------------------

                         Address for notice:

                         400 Perimeter Center Terrace, Suite 595
                         Atlanta, Georgia 30346
                         Attention:        Samuel M. Hensley
                         Facsimile No.: 770-395-4572

                                      A-1-4

Accepted and confirmed as of
the date first written above:

BLUE RIDGE ASSET FUNDING CORPORATION,
as Purchaser

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:
100 North Main Street
Winston-Salem, NC 27150
Attention:        John Dillon
Telephone:        (336) 732-2690
Telecopy:         (336) 732-5021

With a copy to:
Blue Ridge Asset Funding Corporation
c/o AMACAR Group, L.L.C.
6707-D Fairview Road
Charlotte, North Carolina 28210
Attention:  Douglas K. Johnson
Telephone:  (704) 365-0569
Telecopy:  (704) 365-1362


WACHOVIA BANK, N.A.,
as Administrative Agent

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:  Elizabeth Wagner
Facsimile:  (404) 332-5152


                                      A-1-5

Acknowledged and agreed to as of the date first written above:

GGRC Corp.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention:        Samuel M. Hensley
Facsimile No.: 770-395-4572

[LOCKBOX BANK]

By:
   -----------------------------------------
Name
     ---------------------------------------
Title:
      --------------------------------------

Address for notice:
------------------------------
------------------------------
------------------------------
Attention:
            ------------------
Facsimile No:
               ---------------

                                      A-1-6

                                                                     ANNEX A to
                                                             Lock-Box Agreement


              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                       [LETTERHEAD OF WACHOVIA BANK, N.A.]

                            __________________, 2000

[NAME OF LOCK-BOX BANK]
[ADDRESS OF LOCK-BOX BANK]

__________________________________
__________________________________

Re:      [NAME OF SELLER]
         LOCK-BOX ACCOUNT NO.

Ladies and Gentlemen:

Reference is made to the letter agreement dated __________ __, 2000 (as amended, supplemented or otherwise modified from time to time, the "LETTER Agreement") among GGRC Corp., Georgia Gulf Corporation, Georgia Gulf Chemicals and Vinyls, LLC, Blue Ridge Asset Funding Corporation (the "PURCHASER"), Wachovia Bank, N.A., as Administrative Agent for the Purchaser, and you, concerning the above-described lock-box account (the "ACCOUNT").

We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

We hereby instruct you to make all payments to be made by you out of or in connection with the Account [DIRECTLY TO THE UNDERSIGNED, AT [OUR ADDRESS SET FORTH ABOVE], FOR THE ACCOUNT OF [BLUE RIDGE ASSET FUNDING CORPORATION] (ACCOUNT NO. ___________)].

         [OTHER INSTRUCTIONS]

                                        Very truly yours,
                                        WACHOVIA BANK N.A.,
                                        as Administrative Agent

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                                                       EXHIBIT B

                                [NAME OF COMPANY]

                    FORM OF CERTIFICATE OF FINANCIAL OFFICER

This Certificate is made pursuant to the provisions of the Amended and Restated Receivables Transfer Agreement dated as of May 24, 2000 (the "AGREEMENT") among GGRC Corp., as Seller, Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC, as Initial Servicers, Blue Ridge Asset Funding Corporation, as Purchaser, and Wachovia Bank, N.A., as Administrative Agent. The capitalized terms used, but not defined, herein have the meanings assigned to them in the Agreement.

The undersigned [CHIEF FINANCIAL OFFICER/TREASURER/CONTROLLER] of [NAME OF COMPANY] (the "COMPANY") hereby certifies that the financial statements being delivered concurrently herewith fairly present the financial condition and results of operations of the Company in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

                                            [NAME OF COMPANY]


                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Dated:
                                                     ---------------------------

                                                                      EXHIBIT C

                                [NAME OF SELLER]

                          CREDIT AND COLLECTION POLICY



                                     C-1